Exhibit 10.1

LEASE

by and between

BMR-ROGERS STREET LLC,

a Delaware limited liability company

and

MOMENTA PHARMACEUTICALS, INC.,

a Delaware corporation

Table of Contents

1.	Lease of Premises	1

2.	Basic Lease Provisions	2

3.	Term	4

4.	Possession and Commencement Date	4

5.	Condition of Premises	5

6.	Rentable Area	5

7.	Rent	6

8.	[Intentionally omitted]	6

9.	Operating Expenses	6

10.	Taxes on Tenant’s Property	13

11.	Security Deposit	13

12.	Use	16

13.	Rules and Regulations, CC&Rs, Parking Facilities and Common Area	19

14.	Project Control by Landlord	20

15.	Quiet Enjoyment	22

16.	Utilities and Services	22

17.	Alterations	25

18.	Repairs and Maintenance	27

19.	Liens	28

20.	Estoppel Certificate	29

21.	Hazardous Materials	29

22.	Odors and Exhaust	32

23.	Insurance; Waiver of Subrogation	33

24.	Damage or Destruction	35

25.	Eminent Domain	38

26.	Surrender	39

27.	Holding Over	40

28.	Indemnification and Exculpation	40

29.	Assignment or Subletting	41

30.	Subordination and Attornment	45

31.	Defaults and Remedies	46

32.	Bankruptcy	51

33.	Brokers	52

34.	Definition of Landlord	52

35.	Limitation of Landlord’s Liability	53

36.	Joint and Several Obligations	53

37.	Representations	54

38.	Confidentiality	54

39.	Notices	55

40.	Rooftop Installation Area	55

41.	Options to Extend Term	57

42.	Early Termination	59

43.	675 Kendall Building Right of First Refusal	59

44.	Merck Contingency	61

45.	Miscellaneous	61

46.	Generator	63

ii

LEASE

THIS LEASE (this “Lease”) is entered into as of this 5th day of February, 2013 (the “Execution Date”), by and between BMR-ROGERS STREET LLC, a Delaware limited liability company (“Landlord”), and MOMENTA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                    WHEREAS, pursuant to that certain ground lease dated as of March 30, 1999, by and among MBA-Rogers Street, LLC (as successor-in-interest to O&T Realty, LLC, and MBA-Cambridge, LLC (collectively, “Initial Ground Lessor”)), as landlord, and Rogers Street, LLC, a Delaware limited liability company (“Initial Ground Lessee”), as tenant, as such ground lease has been amended by that certain letter agreement dated as of July 29, 1999, between Initial Ground Lessor and Initial Ground Lessee, and that certain Agreement Regarding Arbitration and Lease Amendments dated as of December 15, 1999, by and between Initial Ground Lessor and Initial Ground Lessee, and as such ground lease has been assigned pursuant to that certain Assignment and Assumption of Ground Lease dated as of April 4, 2007, by and between Initial Ground Lessee and Landlord (collectively, and as the same may have been amended, amended and restated, supplemented or otherwise modified from time to time, the “Ground Lease”), Landlord leases certain real property described on Exhibit A attached hereto (the “Property”) and the improvements thereon located at 320 Bent Street, 301 Binney Street and 157 Sixth Street in Cambridge, Massachusetts, including the buildings located thereon.  The Property consists of the parcel (the “Bent Property”) underlying the building at 320 Bent Street in Cambridge, Massachusetts (the “Bent Building”), and the parcel (the “Binney Property”) underlying the buildings at 301 Binney Street (the “Binney Building”) and 157 Sixth Street (together with the Binney Building, the “Binney Buildings” and, together with the Bent Building, the “Buildings”);

B.                                    WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the “Premises”) located in the basement level and on the first (1st) and second (2nd) floors of the Bent Building pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                      Lease of Premises.

1.1                               Effective on the Term Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit B attached hereto, including exclusive shafts, cable runs, mechanical spaces and rooftop areas, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses.  The Bent Property and all landscaping, private drives and other improvements and appurtenances related thereto, including the Bent Building and the underground tunnel (the “Tunnel”) that provides pedestrian access from the Bent Building to the parking garage located at the base of the Binney Building (the “Garage”), are hereinafter collectively referred to as the “Bent Project.”  All portions of the Bent Project that are for the non-exclusive use of tenants of the Bent Building generally, including driveways, sidewalks, parking areas, landscaped areas, service corridors, loading docks, utility closets, chases, stairways, elevators, restrooms and lobbies, are hereinafter referred to as “Common Area.”  As appurtenant to the Premises, Tenant shall have the right to use the Common Area in common with others entitled to use thereof.  The Binney Property and all landscaping, private drives and other improvements and appurtenances related thereto, including the Binney Buildings, are hereinafter collectively referred to as the “Binney Project.” The Bent Project and the Binney Project are hereinafter collectively referred to as the “Project.”

2.                                      Basic Lease Provisions.  For convenience of the parties, certain basic provisions of this Lease are set forth herein.  The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1                               This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2                               In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square footage.  Rentable Area and “Tenant’s Pro Rata Share” are both subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)

Approximate Rentable Area of Premises	104,678 square feet

Approximate Rentable Area of Bent Building	195,198 square feet

Tenant’s Pro Rata Share of Bent Building	53.60%

2.3                               Initial monthly and annual installments of Base Rent for the Premises (“Base Rent”):

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Months 1-12	104,678	$58.00 annually	$505,943.67	$6,071,324.00
Months 13-24	104,678	$59.00 annually	$514,666.83	$6,176,002.00
Months 25-36	104,678	$60.00 annually	$523,390.00	$6,280,680.00

2.4                               Security Deposit: Seven Hundred Forty-Seven Thousand Six Hundred Thirty Dollars ($747,630).

2.5                               Permitted Use:  Office and laboratory use, including vivarium and process development laboratory uses, and uses customarily accessory thereto, in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), or other governmental regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Buildings, the Property, the Project, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”)

2.6	Address for Rent Payment:	BMR-Rogers Street LLC
P.O. Box 511247
Los Angeles, California 90051-2997

2.7	Address for Notices to Landlord:	BMR-Rogers Street LLC
17190 Bernardo Center Drive
San Diego, California 92128
Attn: Vice President, Real Estate Counsel

2.8	Address for Notices to Tenant:	Momenta Pharmaceuticals, Inc.
675 West Kendall Street
Cambridge, Massachusetts 02142
Attn: Cheryl M. Northrup, Esq.

2.9	Address for Invoices to Tenant:	Momenta Pharmaceuticals, Inc.
675 West Kendall Street
Cambridge, Massachusetts 02142
Attn: Richard Shea

2.10                        The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Property
Exhibit B	Premises
Exhibit C	[Intentionally omitted]
Exhibit D	[Intentionally omitted]
Exhibit E	Form of Letter of Credit
Exhibit F	Rules and Regulations
Exhibit G	Parking and Transportation Demand Management Plan Documents
Exhibit H	Maintenance Matrix
Exhibit I	[Intentionally omitted]
Exhibit J	Tenant’s Personal Property
Exhibit K	Form of Estoppel Certificate
Exhibit L	Control Zone Area
Exhibit M	Form of Ground Lessor NDA
Exhibit N	Rooftop Installation Area

Exhibit O	675 Kendall Space Plans
Exhibit P	Vertex Sublease Premises
Exhibit Q	Available ROFR Space
Exhibit R	Generator Plans

3.                                      Term.  The actual term of this Lease (as the same may be extended pursuant to Article 41 hereof, and as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the Term Commencement Date (as identified in Section 4.1) and end on the date that is thirty-six (36) months after the Term Commencement Date (such date, the “Term Expiration Date”), subject to earlier termination of this Lease as provided herein.

4.                                      Possession and Commencement Date.

4.1                               The “Term Commencement Date” shall be September 1, 2013, subject to Article 44 hereof.  Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date.

4.2                               Landlord agrees to pay Tenant a tenant improvement allowance of Seven Hundred Forty-Seven Thousand Six Hundred Thirty Dollars ($747,630) (based upon Thirty Dollars ($30.00) per square foot of Rentable Area (as defined below) of the basement portion of the Premises only) (the “TI Allowance”) upon the Term Commencement Date; provided that (a) Tenant’s work in the Premises (“Tenant’s Work”) has been completed as approved in the Consent to Sublease dated as of March 21, 2013 (the “Consent”), by and among Landlord, Merck, Sharp & Dohme (f/k/a Schering Corporation) (“Merck”) and Tenant, and (b) the funding conditions that are set forth in the Consent have been satisfied.  The TI Allowance may be applied to the costs of (v) construction, (w) all reasonable, out of pocket expenses incurred by Landlord in reviewing plans and specifications for Tenant’s Work and coordinating Tenant’s Work with the Bent Building facilities, up to a cap of Five Thousand Dollars ($5,000)), (x) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (y) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of Tenant’s Work and (z) costs and expenses for labor, material, equipment and fixtures.  In no event shall the TI Allowance be used for (f) the cost of work that is not authorized by the Consent or otherwise approved in writing by Landlord, (g) payments to Tenant or any affiliates of Tenant, (h) the purchase of any furniture, personal property or other non-building system equipment, (i) costs resulting from any default by Tenant of its obligations under this Lease or (j) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

4.3                               In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under this Lease.  Tenant shall deliver to Landlord (a) a certificate of occupancy for the Premises suitable for the Permitted Use and (b) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor.

4.4                               Prior to entering upon the Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of

Article 23 are in effect, and such entry shall be subject to all the terms and conditions of this Lease.

5.                                      Condition of Premises.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Buildings or the Project, or with respect to the suitability of the Premises, the Buildings or the Project for the conduct of Tenant’s business.  Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Execution Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except with respect to payment of the TI Allowance and the ongoing performance of Landlord’s maintenance and repair obligations under the other provisions of this Lease.  Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Buildings and the Project were at such time in good, sanitary and satisfactory condition and repair.  Notwithstanding the foregoing, Landlord (x) represents, to the best of Landlord’s knowledge, that the Bent Project (excluding any areas for which a tenant assumed repair or maintenance obligations or obligations for compliance with Applicable Law under its lease) complies with Applicable Laws as of the date hereof, (y) agrees that all structural and Common Area components and base building systems (including heating, ventilating and air conditioning, electrical, life safety and plumbing) shall be in good working condition and suitable for the Permitted Use as of the Term Commencement Date and (z) agrees that the following shall comply with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”) and the applicable building code:  (i) with respect to the duration of the Term, the Common Area, and (ii) with respect to the time that Landlord delivers the Premises to Tenant, the Premises.  Promptly after Landlord delivers to Tenant possession of those portions of the Premises that Tenant does not occupy as of the Execution Date, Tenant shall inspect such portions (and Landlord shall have the right to have a representative attend such inspection) and deliver to Landlord a punchlist specifying those aspects in which such portions of the Premises do not comply with the requirements of this Article.

6.                                      Rentable Area.

6.1                               The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises, the Bent Building or the Bent Project, as applicable.

6.2                               The Rentable Area of the Bent Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Bent Building and totaling the Rentable Area of all floors within the Bent Building.  The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Bent Building walls.  The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.

6.3                               The term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Bent Building that is not then utilized or expected to be utilized as usable area, including that portion of the Bent Building devoted to corridors, equipment rooms, restrooms, elevator lobby, atrium and mailroom.

7.                                      Rent.

7.1                               Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the Term Commencement Date, the sums set forth in Section 2.3.  Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, each in advance on the first (1st) day of each and every calendar month during the Term.

7.2                               In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s Share (as defined below) of Operating Expenses (as defined below), (b) the Property Management Fee (as defined below) and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due pursuant to the provisions of this Lease by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3                               Base Rent and Additional Rent shall together be denominated “Rent.”  Rent shall be paid to Landlord, without abatement (except as otherwise provided in Sections 14.4, 24.5 and 25.4), deduction or offset, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.6 or to such other person or at such other place as Landlord may from time designate in writing.  In the event the Term commences or ends on a day other than the first (1st) day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days of the Term that have elapsed in such month divided by the number of days in such month and shall be paid at the then-current rate for such fractional month.

8.                                      [Intentionally omitted]

9.                                      Operating Expenses.

9.1                               As used herein, the term “Operating Expenses” shall mean:

(a)                                 Government impositions, including property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Bent Building or the Bent Project (including the parcel or parcels of real property upon which the Bent Building and areas serving the Bent Building are located)) or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”), in each case to the extent assessed against the Bent Property and the Bent Building; taxes on or measured by gross rentals received from the rental of space in the Bent Project; taxes based on the square footage of the Premises, the Bent Building or the Bent Project, as well as any future utilities, surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Bent Project; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any reasonable, out of pocket expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof.  With respect to any betterment assessments or other special assessments payable by Tenant pursuant to this Article, Landlord shall be deemed to have elected to pay the same over the longest period permitted by Applicable Law (regardless of whether Landlord actually elects to do so), and only the annual amount so payable (plus interest, if any, actually charged by the taxing authority) shall be included in taxes for any fiscal year.  Operating Expenses shall not include any net income, franchise, capital stock, transfer, estate or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Bent Project; and

(b)                                 All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Bent Building and the Bent Project, which shall include costs of repairs and replacements to improvements within the Bent Project as appropriate to maintain the Bent Project as required hereunder; costs of utilities furnished to the Common Area; sewer fees; cable television; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas, including costs related to maintaining the Tunnel; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Bent Project; license, permit and inspection fees; sales, use  and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Bent Building or Bent Project systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Bent Project; accounting, legal and other professional fees and expenses incurred in connection with the operation of the Bent Project; costs of furniture, draperies, carpeting, landscaping, snow removal and other customary and ordinary items of personal property provided by Landlord for use in Common Area or in the Bent Project office; Bent Project office rent or rental value at current market rates for a commercially reasonable amount of space, to the extent an office used for Bent Project operations is maintained at the Bent Project, plus commercially reasonable expenses for such office; capital expenditures (amortized over the useful life thereof, as reasonably determined by Landlord, in accordance with generally accepted accounting principles); costs of complying with Applicable Laws (except to the extent such costs are incurred to remedy non-compliance with Applicable Laws of which Landlord has knowledge as of the Execution Date (such knowledge is summarized in Landlord’s representation in Subsection 5(x))); costs to keep the Bent Project in compliance with, or fees otherwise required under, any CC&Rs (as defined below); insurance premiums, including premiums for commercial general liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Bent Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas

(including the Tunnel), including janitors, floor waxers, window washers, watchmen, gardeners, sweepers, plow trucks and handymen.

(c)                                  Notwithstanding the foregoing, Operating Expenses shall not include any of the following:

(i)                                     Brokerage commissions or other costs incurred in leasing space in the Buildings;

(ii)                                  Salaries of personnel not directly employed in the management or operation of the Bent Building or above the grade of general manager (it being understood that “general manager” shall mean the individual responsible for the maintenance and operation of the Bent Building, to the extent such person’s time devoted to the Bent Building);

(iii)                               The cost of work done by Landlord for a particular tenant for which Landlord has the right to be reimbursed by such tenant;

(iv)                              [Intentionally omitted];

(v)                                 Capital expenditures, depreciation and amortization, except that Operating Expenses for any given year shall include the annual amortization of capital expenditures incurred: (A) in replacing obsolete equipment, (B) for the primary purpose of reducing Operating Expenses, or (C) required by any Governmental Authority to comply with changes in Applicable Laws that take effect after the Execution Date or to ensure continued compliance with Applicable Laws in effect as of the Execution Date (excluding costs to remedy non-compliance with Applicable Laws that exists as of the Execution Date and of which non-compliance Landlord has knowledge as of such date), in each case amortized over the useful life thereof (as reasonably determined by Landlord in accordance with generally accepted accounting principles);

(vi)                              Interest on debt, amortization payments and other fees payable under any mortgage or mortgages, and rent under any ground or underlying lease or leases;

(vii)                           All items and services for which Tenant is separately charged, reimburses Landlord or pays third persons;

(viii)                        Advertising and promotional expenditures;

(ix)                              The costs of renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Buildings;

(x)                                 Attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or occupants;

(xi)                              Repairs or other work occasioned by fire, windstorm or other casualty (other than any deductible payable by Landlord under its insurance policies up to a maximum deductible of Twenty-Five Thousand Dollars ($25,000.00) for all insurance other than flood insurance, and a maximum deductible of One Hundred Thousand Dollars ($100,000.00) for flood insurance) or by the exercise of eminent domain;

(xii)                           Landlord’s cost of services as well as fines or penalties for which Landlord is reimbursed by other tenants in the Bent Building (other than as part of operating expense payments);

(xiii)                        The costs of Signage (as defined below) identifying only Landlord or any specific tenants, except for the directory Signage in the Bent Building lobby;

(xiv)                       Expenses in connection with services or other benefits of a type are not provided to Tenant but that are provided to another tenant or occupant;

(xv)                          Any fines or penalties incurred due to violations by Landlord of any Applicable Law;

(xvi)                       The net (i.e., net of the reasonable costs of collection) amount recovered by Landlord under any warranty or service agreement from any contractor or service provider;

(xvii)                    The cost of testing, remediation or removal of Hazardous Materials (as defined below) that are present in the Bent Building as of the Execution Date; provided, however, that (A) with respect to the testing, remediation or removal of any material or substance that, as of the Execution Date, was not considered as a matter of law to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof shall be included in Operating Expenses, and (B) with respect to the cost of testing, remediation or removal of any Hazardous Materials that become present in the Bent Building after the Execution Date, the cost of testing, remediation or removal of the same shall be excluded from Operating Expenses if their presence has been caused by Landlord or its agents, contractors or employees; any other tenant of the Bent Building; or such tenant’s employees, agents, contractors or invitees;

(xviii)                 Landlord’s genera1 corporate overhead and general and administrative expenses (except to the extent of a commercially reasonable management fee);

(xix)                       Damages and penalties incurred due to violations by Landlord of the terms and conditions of this Lease (excluding costs of any cure or repair that may be required and that would otherwise be included in Operating Expenses under the terms of this Lease);

(xx)                          The cost of any electric service provided to any leased space in the Bent Building (i.e., other than to Common Areas);

(xxi)                       Costs incurred in the maintenance, repair and operation of the Garage;

(xxii)                    Costs incurred to remedy non-compliance (as of the Execution Date) of the Buildings with Applicable Laws, including penalties or damages incurred due to such non-compliance;

(xxiii)                 Costs arising from the gross negligence or willful misconduct of Landlord or its agents, contractors or employees;

(xxiv)                Landlord’s charitable or political contributions;

(xxv)                   Costs of operating the business of the limited liability company or other entity that constitutes Landlord, as the same are distinguished from the costs of operating the Bent Building;

(xxvi)                Any “above-standard” cleaning, including construction clean-up or special cleanings associated with parties/events and specific tenants’ requirements in excess of services provided to Tenant, including related trash collection, removal, hauling and dumping; and

(xxvii)             Landlord’s legal costs (exceeding  One Thousand Dollars ($1,000.00) in any one instance) in handling Landlord’s acceptance of any letter of credit security under any lease for space in the Bent Building, including any replacement or extension thereof.

(d)                                 To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses (such excess, together with Tenant’s Pro Rata Share, “Tenant’s Share”).  To the extent that any other tenant of the Bent Building uses more than that tenant’s Pro Rata Share of any item of Operating Expenses, the cost of any such excess usage shall be excluded from Operating Expenses for the purposes of computing Tenant’s Pro Rata Share thereof.

9.2                               Tenant shall pay to Landlord on the first (1st) day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below) and (b) Landlord’s estimate of Tenant’s Share of Operating Expenses with respect to the Bent Building and the Bent Project, as applicable, for such month.

(a)                                 The “Property Management Fee” shall equal three percent (3%) of Base Rent due from Tenant, and shall be payable at the same time as Operating Expenses.

(b)                                 Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Share of Operating Expenses for the previous calendar year.  Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days after delivery of such statement to Tenant.  If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany such statement with payment for the amount of such difference.

(c)                                  Any amount due under this Section for any period that is less than a full month shall be prorated (based on the number of days in the actual month) for such fractional month.

9.3                               Landlord may, from time to time, modify Landlord’s calculation and allocation procedures for Operating Expenses, so long as such modifications produce Dollar results substantially consistent with Landlord’s previous practice at the Project.  Since the Project consists of multiple buildings, certain Operating Expenses may pertain to a particular building(s) and other Operating Expenses to the Project as a whole.  Landlord reserves the right to allocate in a commercially reasonable manner any such costs applicable to any particular building within the Project to such building, and other such costs applicable to the Project to each of the Buildings in the Project (including the Bent Building), with the tenants in each of the Buildings being responsible for paying their respective proportionate shares of their buildings to the extent required under their leases.  Landlord shall allocate such costs to the buildings (including the Bent Building) in a reasonable, non-discriminatory manner, and such allocation shall be binding on Tenant.

9.4                               Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within ninety (90) days after Tenant’s receipt thereof, shall request in writing to review Landlord’s books and records regarding Operating Expenses, which request shall specify the particular items of such annual statement, if any, that Tenant believes to be in error, but Tenant need not allege any error in order to make such request if Tenant is not yet aware of any errors; provided that Tenant shall in all events pay the amount specified in Landlord’s annual statement, pending the results of the Independent Review (as defined herein) and determination of the Accountant(s) (as defined herein), as applicable and as each such term is defined below.  If Tenant so requests, Landlord shall, not later than twenty (20) days after such request, provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries.  The review of Landlord’s books and records shall be performed only by an independent public accounting firm or other qualified real estate services firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay), who shall audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”).  Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course of its business in the continental United States.  Landlord need not provide copies of any books or records.  Tenant shall commence the Independent Review within fifteen (15) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review.  Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review.  Landlord shall review the results of any such Independent Review.  The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review.  If, as of sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Cambridge, Massachusetts, area (the “Accountant”).  If the parties cannot agree on the Accountant, each shall within ten (10) days after such impasse appoint an

Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review).  If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant.  Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate.  Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses.  The Accountants may not select or designate any other determination of Operating Expenses.  The determination of the Accountant(s) shall bind the parties.  If the parties agree or the Accountant(s) determine that the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) so long as the Term has not expired or earlier terminated in accordance with the provisions hereof, credit the excess to the next succeeding installments of Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results.  If the parties agree or the Accountant(s) determine that Tenant’s payments of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results.  If the Independent Review reveals or the Accountant(s) determine that the Operating Expenses billed to Tenant by Landlord and paid by Tenant to Landlord for the applicable calendar year in question exceeded by more than five percent (5%) what Tenant should have been billed during such calendar year, then Landlord shall pay the reasonable cost of the Independent Review and Accountant(s).  In all other cases, Tenant shall pay such costs.

9.5                               Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date.  Tenant’s responsibility for Tenant’s Share of Operating Expenses shall continue to the later of (a) the date of termination of the Lease, (b) the date Tenant has fully vacated the Premises and (c) as otherwise provided in Article 31.

9.6                               Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on an equitable basis reasonably determined by Landlord.  Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be equitably prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

9.7                               Within ten (10) business days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that both (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease.

9.8                               In the event that the Bent Building or Project is less than fully occupied, Tenant acknowledges that Landlord may extrapolate Operating Expenses that vary depending on the occupancy of the Bent Building or Project (as applicable) by dividing (a) the total cost of such

Operating Expenses by (b) the Rentable Area of the Bent Building or Project (as applicable) that is occupied, then multiplying (y) the resulting quotient by (z) ninety-five percent (95%) of the total Rentable Area of the Bent Building or Project (as applicable).  Tenant shall pay Tenant’s Share of the product of (y) and (z), subject to adjustment as reasonably determined by Landlord; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses.

10.                               Taxes on Tenant’s Property.

10.1                        Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.

10.2                        If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Bent Building, the Bent Property or the Bent Project is increased by inclusion therein of a value directly attributable (according to the invoices of the Assessment Department of the City of Cambridge) to Tenant’s personal property or trade fixtures, Landlord shall promptly notify Tenant thereof and, if Landlord, not sooner than ten (10) days after written notice to Tenant (unless such sum is required to be paid prior to such date), pays the taxes based upon any such increase in the assessed value of the Bent Building, the Bent Property or the Bent Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.  Such taxes shall exclude the amount, if any, that the assessed valuation of the Bent Building, the Bent Property or the Bent Project is increased by inclusion therein of a value directly attributable (according to the invoices of the Assessing Department of the City of Cambridge) to the personal property or trade fixtures of any other tenant of the Project.

10.3                        If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other comparable spaces in the Bent Building are assessed, then the incremental real property taxes and assessments levied against Landlord or the Bent Building, the Bent Property or the Bent Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.2.  Any such excess assessed valuation due to improvements in or alterations to space in the Bent Project leased by other tenants at the Bent Project shall not be included in Operating Expenses.  If the records of the tax assessor are available and sufficiently detailed to serve as a basis for determining whether such Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

11.                               Security Deposit.

11.1                        Tenant shall deposit with Landlord on or before the Term Commencement Date the sum set forth in Section 2.4 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease.  If

Tenant Defaults (as defined below) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use or apply such part (which may be the entirety) of the Security Deposit for the payment of any Rent or to cure any other such Default, or to compensate Landlord for any other amount that Landlord may be entitled to recover from Tenant under the terms of this Lease by reason of such Default.  If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) business days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease.  The provisions of this Article shall survive the expiration or earlier termination of this Lease.

11.2                        In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

11.3                        Landlord shall deliver to any purchaser of Landlord’s interest in the Premises the Security Deposit, and, upon such delivery, Landlord shall be discharged from any further liability with respect to such deposit.  This provision shall also apply to any subsequent transfers.

11.4                        So long as no Default exists, Tenant has not received written notice from Landlord that any failure of Tenant to act or any state of facts exists that (with the passage of time) could ripen into a Default; and Tenant surrenders the Premises to Landlord in the condition required by this Lease, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

11.5                        [Intentionally omitted]

11.6                        If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord.  Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit.  Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

11.7                        The Security Deposit shall initially be in the form of a letter of credit (the “L/C Security”) as follows:

(a)                                 Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is ninety (90) days after the then-current Term Expiration Date, a letter of credit in the form of Exhibit E issued by Silicon Valley Bank or another issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year.  Landlord may require the L/C Security to be re-issued by a different issuer (provided that Tenant may substitute a cash Security Deposit instead of causing the L/C Security to be re-issued by a different issuer) at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security or a cash Security Deposit.  If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall immediately deliver to Landlord (without the requirement of notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article or, at the election of Tenant, a cash Security Deposit, and upon the delivery of either of the foregoing, Landlord shall immediately return the existing L/C Security to the issuer.  As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks).  If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then Landlord shall with reasonable diligence complete any necessary calculations and forthwith deliver to Tenant an invoice therefor, accompanied by reasonable backup evidencing the amount of such unpaid Rent.  If Tenant fails to pay the amount of such Rent before the earlier of (i) thirty (30) days after the delivery of such an invoice and (ii) the date that is thirty (30) days before the expiry date of the L/C Security, then Landlord may draw such unpaid amount from the L/C Security before returning same to Tenant.  Tenant shall reimburse Landlord’s legal costs (as reasonably estimated by Landlord’s counsel, but in an amount not to exceed One Thousand Dollars ($1,000.00) in any one instance) in handling Landlord’s acceptance of L/C Security or its replacement or extension.

(b)                                 If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.

(c)                                  Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if (i) an uncured Default (as defined below) exists, (ii) as of the date forty-five (45) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, meeting the requirements of this Section 11.7, extending the expiry date to the earlier of (1) ninety (90) days after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security, (iii) the L/C Security provides for automatic renewals, Landlord reasonably requests in writing (with a copy of such request to Tenant) the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days after delivery of such written request therefor, (iv) Tenant fails to pay (when and as Landlord reasonably requires in writing) any bank charges for Landlord’s transfer of the L/C Security or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security as provided in the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile).  This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d)                                 Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease.  Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage, provided that Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit.  In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.  Landlord shall reimburse Tenant any reasonable, out of pocket expenses incurred by Tenant by reason of a wrongful draw within thirty (30) days after delivery of Tenant’s written demand therefor, accompanied by copies of third-party invoices evidencing the amount of such costs.

(e)                                  If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five (5) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary.  If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

12.                               Use.

12.1                        Tenant shall not use the Premises, or permit or suffer the Premises to be used, for any purpose other than the Permitted Use without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

12.2                        Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Bent Building or the Project, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above (provided, however, that Tenant shall have the right to appeal any such declaration or claim by any such Governmental Authority to the extent permitted by and in accordance with Applicable Laws, and may continue its use of the Premises while such appeal is pending, but only if such use will not result in any criminal or civil liability for Landlord; Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord and its affiliates, employees, agents and contractors, and any lender, mortgagee or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) harmless from and against any demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable, out of pocket expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) arising out of any such continued use).  Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.  Notwithstanding the foregoing or any other provision of this Lease to the contrary, if any alterations, additions or installations are required to be performed in the Premises pursuant to any Applicable Laws that are generally applicable to office space (i.e., as opposed to any such work that is required by reason of (a) the nature of Tenant’s use or occupancy of the Premises or (b) any work performed in the Premises by Tenant after the Term Commencement Date), then Landlord, not Tenant, shall be responsible for the performance of any such work.

12.3                        Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Buildings or the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Buildings and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.  Landlord agrees that the Permitted Use of the Premises will not, per se, invalidate or increase the cost of any such insurance.

12.4                        Tenant shall provide for the cleaning of the Premises as well as payment for the same, and Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

12.5                        No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent.  Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant.  In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

12.6                        No awnings or other projections shall be attached to any outside wall of the Bent Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, nor shall any bottles, parcels or other articles be placed on the windowsills.  No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent.

12.7                        No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Buildings (other than in locations in the Premises not visible from outside the Premises when doors are closed) without Landlord’s prior written consent; provided, however, that Tenant shall be entitled to install prominent exterior Signage, subject to local law and zoning requirements and Landlord’s reasonable review and approval.  All Signage shall conform to Landlord’s design criteria.  For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) except as otherwise provided in this Section, design, fabricate, install and maintain such Signage in a first-class condition.  Landlord shall reasonably cooperate with Tenant’s efforts to obtain any necessary governmental approvals for any exterior Signage of Tenant.  Tenant shall be responsible for reimbursing Landlord for all reasonable costs incurred by Landlord in removing any of Tenant’s Signage upon the expiration or earlier termination of the Lease.  Interior signs on entry doors to the Premises and the directory tablet shall not be deemed Signage for the purposes hereof; shall be inscribed, painted or affixed for Tenant by Landlord at Landlord’s sole cost and expense; and shall be of a size, color and type and be located in a place reasonably acceptable to Landlord.  The directory tablet shall be provided exclusively for the display of the name and location of tenants only.  Other than on floors exclusively occupied by Tenant, Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering.  At Landlord’s option, Landlord may install any Tenant

Signage, and Tenant shall pay all reasonable, out of pocket costs associated with such installation within thirty (30) days after written demand therefor accompanied by copies of invoices evidencing the amount of such costs.

12.8                        Tenant may only place equipment within the Premises with floor loading consistent with the Bent Building’s structural design unless Tenant obtains Landlord’s prior written approval.  Tenant may place such equipment only in a location designed to carry the weight of such equipment.  As of the Execution Date, the floor load capacity of the Premises is one hundred (100) pounds per square foot live load.

12.9                        Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Area or other offices in the Bent Project.

12.10                 Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, (b) use or allow the Premises to be used for immoral, unlawful or objectionable purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment.

12.11                 Except as expressly provided otherwise in Article 5, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the ADA, and Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable, out of pocket expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) arising out of any such failure of the Premises to comply with the ADA. This Section (as well as any other provisions of this Lease dealing with indemnification of the Landlord Indemnitees by Tenant shall be deemed to be modified in each case by the insertion in the appropriate place of the following:  “except as otherwise provided in Mass. G.L. Ter. Ed., C. 186, Section 15.” The provisions of this Section shall survive the expiration or earlier termination of this Lease.  Landlord shall be responsible for maintaining the Common Areas in compliance with the ADA (provided that the costs of the same may be included in Operating Expenses to the extent permitted under this Lease).

12.12                 Tenant shall establish and maintain, with respect to the Project and Tenant’s operations therein, a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of the Massachusetts Water Resources Authority (the “MWRA”) and any other applicable Governmental Authority.  Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) the MWRA and any other applicable Governmental Authority with respect to such chemical safety program and (b) this Section.  Tenant shall obtain and maintain during the Term (m) any permit required by the MWRA (the “MWRA Permit”) and (n) a wastewater treatment operator license from the Commonwealth of Massachusetts with respect to Tenant’s use of the Acid Neutralization Tank (as defined in Section 16.10) in the Bent Building.  Tenant shall not introduce anything into the Acid Neutralization Tank (x) in violation of the terms of the MWRA Permit, (y) in violation of Applicable Laws or (z) that would interfere with the proper functioning of the Acid Neutralization Tank.  Landlord, at Tenant’s sole cost and expense, agrees to reasonably cooperate with Tenant in order to obtain the MWRA Permit and the wastewater treatment operator license.  Tenant shall be solely responsible for any costs incurred pursuant to this Section.

13.                               Rules and Regulations, CC&Rs, Parking Facilities and Common Area.

13.1                        Tenant shall have the non-exclusive right, in common with others, to use the Common Area in conjunction with Tenant’s use of the Premises for the Permitted Use, and such use of the Common Area and Tenant’s use of the Premises shall be subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit F, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated in writing by Landlord in its reasonable discretion (the “Rules and Regulations”).  Tenant shall faithfully observe and comply with the Rules and Regulations.  Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations, but, upon the reasonable written request of Tenant from time to time, Landlord shall exercise reasonable efforts (short of litigation) to obtain compliance of other tenants in the Project with the rules and regulations agreed to by such tenants.

13.2                        This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property as of the Execution Date (the “CC&Rs”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant’s rights or obligations hereunder.  Tenant shall comply with the CC&Rs.

13.3                        Tenant shall have a non-exclusive, irrevocable license to use Tenant’s Pro Rata Share of the parking facilities serving the Project (initially, Tenant’s Pro Rata Share of the parking facilities shall consist of eleven (11) parking spaces), which number shall increase or decrease in conjunction with changes to Tenant’s Pro Rata Share), which parking facilities are located in the Garage, in common on an unreserved basis with other tenants of the Project, during the Term at a cost of Two-Hundred Sixty Dollars ($260) per parking space per month, which amount may be increased or decreased by Landlord from time to time upon forty-five (45) days’ prior written notice from Landlord to Tenant to reflect then-current market rent for comparable parking lots and garages in the East Cambridge submarket, and which Tenant shall pay as Additional Rent simultaneously with payments of Base Rent.

13.4                        Tenant agrees not to unreasonably overburden the parking facilities (i.e., shall not use more than Tenant’s Pro Rata Share of such parking facilities) and agrees to cooperate with Landlord and other tenants in the use of the parking facilities.  Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking; provided, however, that, upon the written request of Tenant from time to time, Landlord shall use commercially reasonable efforts (short of litigation) to ensure that Tenant may use the minimum number of parking spaces allocated to Tenant under Section 13.3.

13.5                        This Lease is subject to the Parking and Transportation Demand Management Plan for the Property dated May 2002 and the final decision related to the same dated May 24, 2002, both of which are attached hereto as Exhibit G (collectively and as the same may be amended hereafter, the “PTDM”).  Tenant shall, at its sole cost and expense, (a) discourage the use of single-occupancy vehicle commuting, (b) promote the use of alternative modes of transportation and/or alternative work hours, (c) provide employees with a commuter choice program to the maximum allowed transportation fringe benefits, and (d) comply with the tenant requirements in the PTDM, including the requirements set forth in the “Public Transportation”, “Alternative Work Schedules”, and “Management” sections thereof.  Even if Tenant is not required to offer T-pass subsidies pursuant to the “Public Transportation” section of the PTDM, Tenant is hereby encouraged to offer the same to its employees.  Tenant, at its sole cost and expense, shall comply with the reporting requirements set forth in the PTDM, insofar as the same apply to Tenant or are relevant to Tenant’s role in or contribution to the PTDM fulfillment requirements for the Bent Building or the Project, but not otherwise, at Landlord’s request.  Any costs reasonably incurred by Landlord in connection with the PTDM shall be an Operating Expense.

13.6                        Landlord reserves the right to modify the Common Area, including the right to add or remove exterior and interior landscaping and to subdivide real property, so long as the Common Area, as so modified, is at least functionally equivalent to the Common Area existing as of the Execution Date.  Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

13.7                        Subject to the terms of this Lease, including the Rules and Regulations, and the rights of other tenants of the Project, Tenant shall have the non-exclusive right to access the freight loading dock, at no additional cost.

14.                               Project Control by Landlord.

14.1                        Landlord reserves full control over the Buildings and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease.  This reservation includes Landlord’s right to subdivide the Project; convert the Bent Building and other buildings within the Project to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties; maintain or establish ownership of the Buildings separate from fee title to the Property; make additions to or reconstruct portions of the Buildings and the Project; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Buildings or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Buildings or elsewhere at the Project; and alter or relocate any other Common Area or facility, including private drives, lobbies and entrances; provided, however, that such rights shall be exercised in a way that does not materially adversely affect

Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises.

14.2                        Possession of areas of the Premises necessary for utilities, services, safety and operation of the Bent Building is reserved to Landlord, subject to Tenant’s rights of use and access as expressly provided in this Lease.

14.3                        Tenant shall, at Landlord’s request, promptly execute such further commercially reasonable documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that materially adversely affects any of Tenant’s rights or obligations under this Lease.

14.4                        Landlord may, at any and all reasonable times during non-business hours (or during business hours, if (a) with respect to Subsections 14.4(u) through 14.4(y), Tenant so requests, and (b) with respect to Subsection 14.4(z), if Landlord so requests), and upon twenty-four (24) hours’ prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency immediately threatening life or property necessitates immediate entry), enter the Premises to (u) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (v) supply any service Landlord is required to provide hereunder, (w) alter, improve, repair, preserve, protect or support any portion of the Buildings for which access to the Premises is reasonably necessary, provided, however, that access for alterations or improvements shall only be permitted when such alterations or improvements are required by Applicable Laws, (x) post notices of nonresponsibility, (y) access the telephone equipment, electrical substation and fire risers and (z) show the Premises to prospective purchasers or tenants during the final year of the Term.  In connection with any such alteration, improvement or repair as described in Subsection 14.4(w), Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed.  Except as expressly provided below, in no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible.  Notwithstanding anything to the contrary contained in this Lease, if (y) any of Landlord’s activities under this Article or (z) Landlord’s failure to provide utility or building services required to be provided by Landlord under this Lease (except to the extent that a failure to provide utilities results from the failure of the utility provider to provide utility service to the Project) shall, in either such case, substantially and adversely interfere with Tenant’s use of the Premises for the Permitted Use for a period of five (5) business days or longer, Tenant’s obligation to pay Base Rent, Operating Expenses and the Property Management Fee shall abate from and after the sixth (6th) business day of such interference until the end of the same with respect to the portion of the Premises so affected.  Landlord shall at all times retain a key with which to unlock all of the doors in the Premises.  If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof.  Landlord shall, at its sole expense (other than those expenses that may properly be included in Operating Expenses), repair any damage to the Premises resulting from the exercise of its rights under this Section 14.4, except in the event any damage has been directly or indirectly caused as a result of or in connection with the acts or omissions of a Tenant Party (as defined below).

15.                               Quiet Enjoyment.  So long as Tenant is not in Default under this Lease, Landlord covenants that Tenant may peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate.  This covenant is in lieu of any other quiet enjoyment covenant, either express or implied.

16.                               Utilities and Services.

16.1                        From and after the Term Commencement Date, Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water systems and equipment), sewer, natural gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon.  Landlord shall monitor the usage of such utilities by Tenant through the use of one or more submeters or check meters, and Landlord shall pay the cost of purchasing, installing and monitoring any related metering equipment, as necessary, at Landlord’s sole cost and expense.

16.2                        Landlord shall not be liable for, nor shall any eviction of Tenant result from, Landlord’s failure to (a) furnish any utility or building service as required under this Lease (except as provided in Section 14.4 hereof), (b) obtain any permits for the Premises or the Bent Building as required under this Lease, (c) perform any of its repair or maintenance obligations under this Lease (except as provided in Section 14.4 hereof) or (d) satisfy any construction or reconstruction obligations of Landlord under this Lease, if such failure is caused by accident; breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Landlord or Tenant, as the case may be; governmental regulation, moratorium or other governmental action, inaction or delay; or other causes beyond Landlord’s control (but financial inability shall never constitute a cause beyond Landlord’s control) (collectively, “Force Majeure”).  In the event of such failure, Tenant shall not be entitled to termination of this Lease or (except as provided in Section 14.4 with respect to the furnishing of utilities or building services or the performance of Landlord’s repair or maintenance obligations under this Lease) any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be liable for the failure to perform any of its repair and maintenance obligations under this Lease if such failure is caused by accident; breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Tenant; governmental regulation, moratorium or other governmental action, inaction or delay; or other causes beyond Tenant’s control (but financial inability shall never constitute a cause beyond Tenant’s control).

16.3                        Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may, at the election of Tenant or by requirement of law, be furnished to or be required to be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon.  Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services.

16.4                        Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Bent Building or the Bent Project as proportionately allocated to the Premises based upon Tenant’s Pro Rata Share of the Bent Building or Bent Project (as applicable) beyond the existing capacity of the Bent Building or the Bent Project (as applicable) as usually furnished or supplied for the Permitted Use or (b) exceed Tenant’s Pro Rata Share of the Bent Building’s or Bent Project’s (as applicable) capacity to provide such utilities or services.

16.5                        If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Bent Building or the Bent Project by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services but which shall not otherwise be unreasonably withheld, conditioned or delayed, and Tenant shall pay as Additional Rent an amount equal to the actual cost of providing such excess utilities and services.

16.6                        Landlord shall provide water and sewer service in Common Area for lavatory and landscaping purposes only, which water shall be from the local municipal or similar source; provided, however, that if Landlord determines that Tenant requires, uses or consumes water provided to the Common Area for any purpose other than ordinary lavatory purposes, Landlord may install a water meter (“Tenant Water Meter”) and thereby measure Tenant’s water consumption for all purposes.  Tenant shall pay Landlord for the costs of any Tenant Water Meter and the installation and maintenance thereof during the Term.  If Landlord installs a Tenant Water Meter, Tenant shall pay for water consumed, as shown on such meter, as and when bills are rendered, in which event there shall be excluded from Operating Expenses the cost of all water service to the premises of other tenants of the Project.  If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant.  Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes stated in this Section shall be deemed to be Additional Rent payable by Tenant and collectible by Landlord as such.

16.7                        Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and utility systems, when Landlord reasonably deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and, except as provided in Section 14.4 hereof, Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or utility service when prevented from doing so by Force Majeure; a failure by a third party to deliver gas, oil or another suitable fuel supply; or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel.  Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure.

16.8                        For the Premises, Tenant’s and Landlord’s responsibilities for heating, ventilating and air conditioning systems shall be as set forth on Exhibit H hereto (provided that Landlord shall be entitled to include its costs related to such responsibilities as Operating Expenses hereunder, except as otherwise provided in Article 9).  Except as provided in Section 14.4 hereof, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in heating, ventilating and air conditioning services; provided that Landlord diligently endeavors to cure any such interruption or impairment.

16.9                        For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord copies of invoices or statements for such utilities within thirty (30) days after Tenant’s receipt of Landlord’s written request therefor from time to time.  In addition to the foregoing, (a) if Tenant elects to maintain any additional record of utility consumption at the Premises, Tenant shall provide Landlord a copy of any such additional record within thirty (30) days after Landlord’s written request therefor from time to time, and (b) Tenant shall retain and provide invoices or statements for utilities and records of utility consumption to Landlord as required by Applicable Laws.  Tenant shall retain such invoices and statements from the utility provider and such additional records, if any, for at least sixty (60) months after receipt or preparation thereof, as the case may be, or for a longer period of time as required by Applicable Laws.  Landlord shall have the right of access, during normal business hours and after reasonable advance notice to Tenant, to all utility meters and submeters serving the Premises in order to make readings of same from time to time.  Tenant acknowledges that any utility information for the Premises, the Bent Building and the Project may be shared with third parties, including Landlord’s consultants and Governmental Authorities.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

16.10                 There currently exists a separate acid neutralization tank (the “Acid Neutralization Tank”) located in the basement of the Bent Building that is connected to the Premises.  Tenant shall have the exclusive right to use the Acid Neutralization Tank in accordance with Applicable Laws and subject to Tenant obtaining the MWRA Permit.  Tenant shall pay all costs, charges and expenses in connection with or arising out of the operation, use, maintenance, repair or refurbishment of the Acid Neutralization Tank, including all clean-up costs relating to the Acid Neutralization Tank (collectively, “Tank Costs”).  The operation, use, maintenance, repair and refurbishment of the Acid Neutralization Tank shall be the sole responsibility of Tenant.  In the event the Acid Neutralization Tank is damaged or repairs to the Acid Neutralization Tank are required as a result of the improper use of the Acid Neutralization Tank by Tenant, Tenant shall be responsible for the cost of any repairs or replacement required as a result of such improper use by Tenant.   Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims, including (a) diminution in value of the Project or any portion thereof, (b) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (c) damages arising from any adverse impact on marketing of space in the

Project or any portion thereof and (d) sums paid in settlement of Claims that arise during or after the Term as a result of Tenant’s improper use of the Acid Neutralization Tank.  This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration required by any Governmental Authority caused by Tenant’s improper use of the Acid Neutralization Tank.

17.                               Alterations.

17.1                        Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay; provided, however, that in the event any proposed Alteration affects (a) any structural portions of the Bent Building, including exterior walls, roof, foundation, foundation systems (including barriers and subslab systems), or core of the Bent Building, (b) the exterior of the Bent Building or (c) any Bent Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval with respect thereto in its reasonable discretion.  Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed.  In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record (including connections to the Bent Building’s structural system, modifications to the Bent Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request.  In no event shall Tenant use or Landlord be required to approve any architects, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony.  Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises (“Cosmetic Alterations”) without Landlord’s consent; provided that (x) the cost of any Cosmetic Alterations does not exceed One Hundred Thousand Dollars ($100,000.00) in any one instance or Five Hundred Thousand Dollars ($500,000.00) annually, (y) such Cosmetic Alterations do not require a building permit and (z) such Cosmetic Alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to, or adversely affect, the Bent Building systems, (iii) affect the exterior of the Bent Building or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Bent Building or the Project.  Tenant shall give Landlord at least ten (10) days’ prior written notice of any Cosmetic Alterations.

17.2                        Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with reasonable access to mechanical installation or service facilities of the Bent Building or with other tenants’ components located within the Bent Building, or unreasonably interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.  At the time Landlord approves the plans for any such work by Tenant, Landlord shall identify any elements of Tenant’s proposed work that (to Landlord’s actual knowledge) will violate the requirements of the preceding sentence.

17.3                        Tenant shall accomplish any work performed on the Premises or the Bent Building in such a manner as to permit any life safety systems to remain fully operable at all times, except as may be otherwise approved (in Landlord’s sole but reasonable discretion) in writing by Landlord.

17.4                        Any work performed on the Premises, the Bent Building or the Bent Project by Tenant or Tenant’s contractors shall be done at such times and in such manner as Tenant may propose and Landlord shall approve, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws.  Within thirty (30) days after completion of any Alterations (other than Cosmetic Alterations), Tenant shall provide Landlord with complete “as-built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises.

17.5                        Before commencing any Alterations, Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such work.  If any Alterations will cost in excess of One Million Dollars ($1,000,000) for any one project, Landlord may require, by written notice to Tenant at the time Landlord approves the plans and specifications for such Alterations, Tenant to obtain at its own cost and expense a completion and lien indemnity bond reasonably satisfactory to Landlord for such Alterations.

17.6                        Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises.  During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.7                        The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

17.8                        All Alterations, permanently attached equipment, additions and improvements attached to or built into the Premises, made by either of the Parties (including all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits), shall become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof, unless Landlord shall specify by written notice to Tenant, given contemporaneously with Landlord’s approval of the plans and specifications for any such work performed by or on behalf of Tenant, that such Alterations must be removed on or before the expiration or earlier termination of the Term, in which case Tenant shall so remove such Alterations.

17.9                        Subject to Section 17.8 and except as to those items listed on Exhibit J attached hereto (which Exhibit J may be updated by Tenant from and after the Term Commencement Date, subject to Landlord’s written consent), all improvements installed by Tenant or at the direction of Tenant in and upon the Premises shall be and remain the property of Landlord and shall not be moved by Tenant at any time during the Term.

17.10                 Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

17.11                 If Tenant shall fail to remove any of its effects from the Premises on or before the termination date of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) reasonable, out of pocket expenses incident to the removal, storage and sale of such personal property.

17.12                 In the event Tenant performs Alterations, Tenant shall reimburse Landlord for its reasonable, out of pocket expenses, not to exceed Five Thousand Dollars ($5,000) for any one project, for plan review, coordination, scheduling and supervision thereof.  Tenant shall reimburse Landlord for any reasonable, out of pocket extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

17.13                 [Intentionally omitted]

17.14                 Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

17.15                 Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates that are identified on a written notice to Tenant and Lenders as additional insureds on their respective insurance policies.

18.                               Repairs and Maintenance.

18.1                        Subject to the terms of this Lease, (a) Landlord shall repair, maintain and, as necessary, replace the items that are identified in the column for “Landlord Maintenance” in Exhibit H hereto, and (b) Landlord shall provide the services identified in said column (provided that Landlord shall be entitled to include its costs related to the aforementioned obligations as Operating Expenses hereunder, except as otherwise provided in Article 9).

18.2                        Except for services of Landlord, if any, required by Section 18.1, Tenant shall at Tenant’s sole cost and expense (a) be responsible for access and security to the Premises (rather than the Bent Building) and (b) maintain and keep the Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted, including the Acid Neutralization Tank and all laboratory systems, including the reverse osmosis, de-ionized and other treated water systems, vacuum, compressed air and laboratory gas.  Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good a condition as when received, ordinary wear and tear, damage by casualty or eminent domain, damage caused by the negligence or willful misconduct of Landlord, its agents, contractors, or employees; and damage resulting from the failure of Landlord to perform its obligations under this Lease in each case excepted and, subject to the foregoing, in substantially the same condition as existed on the Term Commencement Date; and shall, at Landlord’s request and Tenant’s sole cost and expense, remove all telephone and data systems, wiring and equipment from the Premises (but only to the extent installed by Tenant or Tenant’s employees, agents, contractors or invitees (each, a “Tenant Party”)), and repair any damage to the Premises caused thereby.  Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

18.3                        Except as provided in Section 14.4 hereof, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is Landlord’s obligation pursuant to this Lease unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance.  Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.

18.4                        [Intentionally omitted]

18.5                        This Article relates to repairs and maintenance arising in the ordinary course of operation of the Buildings and the Project.  In the event of a casualty described in Article 24, Article 24 shall apply in lieu of this Article.  In the event of eminent domain, Article 25 shall apply in lieu of this Article.

18.6                        Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses subject to the provisions of Section 14.4 hereof.

19.                               Liens.

19.1                        Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Buildings and the Project free from any liens arising out of work or services performed, materials furnished or obligations incurred by Tenant.  Tenant further covenants and agrees that any mechanic’s or materialman’s lien filed against the Premises, the Buildings or the Project for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within twenty (20) days after Tenant is provided notice of the filing thereof, at Tenant’s sole cost and expense.

19.2                        Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1, Landlord may post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the reasonable, out of pocket costs thereof as Additional Rent.  Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.

19.3                        In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Premises, the Buildings or the Project be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant.  Should any holder of a financing statement record or place of record a financing statement that reasonably appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within the Premises, Tenant shall, within twenty (20) days after Tenant is provided notice of the filing such financing statement, cause (a) a copy of the Lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s Lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Buildings or the Project.

20.                               Estoppel Certificate.  Each of Landlord and Tenant shall, within ten (10) days of receipt of written notice from the other, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit K (as amended to the extent reasonably necessary), or on any other form reasonably requested by a proposed Lender, purchaser or third party with an interest in the Premises, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to the certifying party’s knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon.  Any such statement may be relied upon by any prospective purchaser, encumbrancer of all or any portion of the real property of which the Premises are a part, or other third party with an interest in the Premises or Tenant, as the case may be.  Tenant’s failure to deliver any such statement within such the prescribed time, which failure continues for five (5) days after notice to Tenant thereof, shall, at Landlord’s option, constitute a Default (as defined below) under this Lease and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution; provided, however, that no such certificate shall have the effect of amending this Lease.

21.                               Hazardous Materials.

21.1                        Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Buildings or the Project in violation of Applicable Laws by any Tenant Party.  If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Project, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder (other than if such contamination results from (i) migration of Hazardous Materials from outside the Premises not caused by a Tenant Party or (ii) to the extent such contamination is caused by Landlord’s gross negligence or willful misconduct) or (d) contamination of the Project occurs as a result of Hazardous Materials that are placed on or under or are released into the Project by a Tenant

Party, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims, including (w) diminution in value of the Project or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (y) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (z) sums paid in settlement of Claims that arise during or after the Term as a result of such breach or contamination.  This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under or about the Project due to any of the events described in the second sentence of this Section.  Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold, condition or delay; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property.  Notwithstanding the foregoing, Landlord shall indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold the Tenant Parties harmless from and against any and all Claims resulting from the presence of Hazardous Materials (y) at the Project in violation of Applicable Laws as of the Execution Date, unless placed at the Project by a Tenant Party or having migrated to the Project as a result of the acts of a Tenant Party, or (z) released at, in, on, under or upon the Project by Landlord or its agents, contractors or employees.

21.2                        Landlord acknowledges that it is not the intent of this Article to prohibit or unreasonably limit Tenant from operating its business for the Permitted Use.  Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws, (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of (i) notices of violations of Applicable Laws related to Hazardous Materials at the Premises and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Bent Project by or on behalf of Tenant (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion with respect to underground storage tanks, but which consent Landlord shall not otherwise unreasonably withhold, condition, or delay) and closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Bent Project by or on behalf of Tenant for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”).  Tenant shall deliver to Landlord updated Hazardous

Materials Documents (l) no later than thirty (30) days prior to the initial occupancy of any portion of the Premises or the initial placement of equipment anywhere at the Project, (m) if there are any changes to the Hazardous Materials Documents, annually thereafter no later than December 31 of each year, and (n) thirty (30) days prior to the initiation by Tenant of any Alterations or changes in Tenant’s business that involve any material increase in the types or amounts of Hazardous Materials.  For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount (which may be a range or a maximum amount) and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number.  Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any Hazardous Materials Documents containing information of a proprietary nature.  Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws.  In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance.

21.3                        [Intentionally omitted]

21.4                        If Landlord reasonably believes that any Hazardous Materials have been released in violation of this Lease or Applicable Laws on the Project, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof.  Landlord’s activities pursuant to this Section shall be conducted in such a manner as to minimize interference to Tenant to the extent reasonably possible.  Tenant shall pay all reasonable, out of pocket costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of Tenant’s obligations under this Lease.

21.5                        If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required concerning such tanks under Applicable Laws.  Tenant shall have no responsibility or liability for underground or other storage tanks installed by anyone other than Tenant unless Tenant utilizes such tanks, in which case Tenant’s responsibility for such tanks shall be as set forth in this Section.

21.6                        Tenant shall promptly report to Landlord any actual presence of mold or water intrusion at the Premises of which Tenant becomes aware or any suspected presence of the same; provided, however, that Tenant shall not be obligated to conduct special inspections on a routine basis outside of the normal conduct of its business related to the same.

21.7                        Both Tenant’s obligations under Sections 21.1 and 21.4 and Tenant’s liabilities related to a breach of its obligations under any term of this Article shall survive the expiration or earlier termination of the Lease.  During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any Hazardous Materials for which Tenant is responsible pursuant to the terms of this Lease, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 27.

21.8                        As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority.

21.9                        Notwithstanding anything to the contrary in this Lease, Landlord shall, subject to the following provisions of this Section, have sole control over the allocation of fire control areas (as defined in the Uniform Building Code as adopted by the City of Cambridge (the “UBC”)) within the Bent Project for the storage of Hazardous Materials.  In the exercise of such control, Landlord agrees that, during the Term (a) Tenant shall be entitled to the exclusive use of the two (2) control areas on the first (1st) floor of the Bent Building shown on Exhibit L attached hereto, (b) to the extent that any new tenant on the first (1st) floor of the Bent Building requires one (1) or more control areas, such tenant or Landlord will build out independent, self-contained control areas to satisfy that need in portions of the first (1st) floor of the Bent Building other than the Premises, and (c) provided that Tenant is the exclusive tenant on the second (2nd) floor of the Bent Building, Tenant shall be entitled to use all of the control areas located on such floor.

22.                               Odors and Exhaust.

Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Buildings or the Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Buildings and the Project will not be damaged by any exhaust, in each case from Tenant’s operations, including in Tenant’s vivarium.  Landlord and Tenant therefore agree as follows:

22.1                        Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

22.2                        If the Bent Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system.  If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires.  The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.  Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that may go beyond the requirements of Applicable Laws.

22.3                        Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s reasonable judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s reasonable judgment, emanate from Tenant’s Premises.  Any work Tenant performs under this Section shall constitute Alterations.

22.4                        Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term.  Landlord’s approval of any Alterations or other work in the Premises shall not preclude Landlord from requiring reasonable additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s reasonable discretion).  Tenant shall, subject to Landlord’s review and approval (which shall not be unreasonably withheld, conditioned or delayed), (a) use the Bent Building’s exhaust system and (b) dilute any explosive gases emitted by Tenant into the Bent Building’s exhaust system in accordance with Applicable Laws and customary safety practices.  Tenant shall install additional equipment as Landlord reasonably requires from time to time under the preceding two sentences.  Such installations shall constitute Alterations.

22.5                        If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s reasonable determination, cause odors, fumes or exhaust.  For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within ten (10) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

23.                               Insurance; Waiver of Subrogation.  Landlord shall maintain insurance for the Bent Building, the Bent Project and the Garage in amounts equal to full replacement cost thereof (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage, vandalism and malicious mischief, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services.  Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard or earthquake.  Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Bent Building; provided, however, that if Landlord does not provide such insurance for such improvements installed by Tenant, then Operating Expenses shall not include the cost of any such insurance provided by Landlord with respect to such improvements by other tenants of the Project.

23.2                        In addition, Landlord shall carry commercial general liability insurance with a single limit of not less than Two Million Dollars ($2,000,000) per occurrence for death or bodily injury, or property damage with respect to the Bent Project and Garage.

23.3                        Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) commercial general liability insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for death or bodily injury and for property damage with respect to the Premises (including $100,000 fire legal liability (each loss)) and umbrella liability coverage with a limit of not less than Ten Million Dollars ($10,000,000) per occurrence and in the aggregate; and, after the Term Commencement Date, a Pollution/Environmental Policy covering the environmental risks of Tenant’s business with limits of not less than Three Million Dollars ($3,000,000) per occurrence and not less than Five Million Dollars ($5,000,000) in the aggregate, with respect to environmental contamination and pollution of the Premises caused by Tenant.

23.4                        The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc., and MBA-Rogers Street, LLC and their respective officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds.  Such insurance shall be with companies authorized to do business in the state in which the Project is located and having a rating of not less than policyholder rating of A- and financial category rating of at least Class VIII in “Best’s Insurance Guide.”  Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord.  No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation unless the insurer shall endeavor to give thirty (30) days’ prior written notice to Landlord from the insurer; provided, however, that if the insurer is unwilling to provide such notice, Tenant shall provide such notice to Owner in accordance with the foregoing requirements.  All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry.  Tenant’s policy may be a “blanket policy” that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least three (3) days prior to the expiration of such policies, furnish Landlord with renewals or binders.  Tenant agrees that if Tenant does not take out and maintain such insurance, which failure continues for more than two (2) business days after notice to Tenant thereof, Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

23.5                        Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease, except to the extent the same results from the gross negligence or willful misconduct of Landlord or its agents, contractors or employees.  Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

23.6                        In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in either of the Buildings, any portion of the Property or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the Property if the interest of

Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage any portion of the Project; provided that, in each such case, Tenant has been given written notice of such party, including such party’s name, address and interest in the Premises.

23.7                        Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage or would be insured against under any policy that such party is required to carry hereunder, regardless of whether such required insurance is actually in effect.  Such waivers shall continue so long as their respective insurers so permit.  Any termination of such a waiver shall be by advance written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section.  Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.  If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other in advance of such conditions, and the party so notified shall have ten (10) days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium (in Tenant’s case, in the proportion that the area of the Premises bears to the insured area).  If the parties do not accomplish either (a) or (b), then this Section shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium.  If such policies shall at any time be unobtainable, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party.  If the release of either Landlord or Tenant, as set forth in the first (1st) sentence of this Section, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.

23.8                        Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to levels then being required of new tenants within the Bent Project; provided that any such increased coverage limits are then customarily being required to be provided by tenants of properties comparable to the Project in the East Cambridge market.

23.9                        Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses.

24.                               Damage or Destruction.

24.1                        In the event of a partial destruction of (a) the Premises, (b) the Common Area of the Bent Building or the Project or (c) the Garage ((a), (b) and (c) collectively, the “Affected Areas”) by fire or other perils covered by extended coverage insurance and provided that (x) the damage thereto is such that the Affected Areas may, in the ordinary course, be repaired, reconstructed or restored within a period of nine (9) months from the date of the happening of such casualty, (y) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs, reconstruction and restoration (except for any deductible amount provided by Landlord’s policy, which deductible amount shall be paid by Landlord and shall constitute an Operating Expense) and (z) such casualty was not deliberately caused by a Tenant Party, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.

24.2                        In the event of any damage to or destruction of the Bent Building, the Bent Project or the Garage other than as described in Section 24.1, Landlord may elect to repair, reconstruct and restore the Bent Building, the Bent Project or the Garage, as applicable, in which case this Lease shall continue in full force and effect.  If Landlord elects not to repair, reconstruct and restore the Bent Building, the Bent Project or the Garage, as applicable, then this Lease shall terminate as of the date of such damage or destruction; provided, however, that if the Premises have not been damaged, then Landlord may terminate this Lease only if, reasonably simultaneously therewith, Landlord terminates the leases of all other tenants of the Project similarly affected.  In the event of any damage or destruction (regardless of whether such damage is governed by Section 24.1 or this Section), if (a) in Landlord’s determination as set forth in the Damage Repair Estimate (as defined below), the Affected Areas cannot be repaired, reconstructed or restored within nine (9) months after the date of the Damage Repair Estimate, (b) subject to Section 24.6, the Affected Areas are not actually repaired, reconstructed and restored within twelve (12) months after the date of the Damage Repair Estimate, or (c) the damage and destruction occurs within the last twelve (12) months of the then-current Term (and Tenant has not elected to extend the Term as provided herein), then Tenant shall have the right to terminate this Lease, effective as of the date of such damage or destruction, by delivering to Landlord its written notice of termination (a “Termination Notice”) (y) with respect to Subsections 24.2(a) and (c), no later than fifteen (15) days after Landlord delivers to Tenant Landlord’s Damage Repair Estimate and (z) with respect to Subsection 24.2(b), no later than fifteen (15) days after such twelve (12) month period (as the same may be extended pursuant to Section 24.6) expires.  If Tenant provides Landlord with a Termination Notice pursuant to Subsection 24.2(z), Landlord shall have an additional thirty (30) days after receipt of such Termination Notice to complete the repair, reconstruction and restoration.  If Landlord does not complete such repair, reconstruction and restoration within such thirty (30) day period, then Tenant may terminate this Lease by giving Landlord written notice within two (2) business days after the expiration of such thirty (30) day period.  If Landlord does complete such repair, reconstruction and restoration within such thirty (30) day period, then this Lease shall continue in full force and effect.

24.3                        As soon as reasonably practicable, but in any event within sixty (60) days following the date of damage or destruction, Landlord shall notify Tenant of Landlord’s good faith estimate of the period of time in which the repairs, reconstruction and restoration will be completed (the “Damage Repair Estimate”), which estimate shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repair, reconstruction and restoration of similar buildings.  Additionally, Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Bent Building, the Bent Project or the Garage, as applicable.

24.4                        Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.  Notwithstanding the foregoing, any Rent that has been paid and is attributable to any period after the effective date of such termination shall be reimbursed to Tenant within thirty (30) days after demand by Tenant.

24.5                        In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration.  If only a portion of the Premises shall be impaired, but both (a) Tenant shall reasonably determine that it is uneconomical to continue operations in the remainder of the Premises during the period of reconstruction and (b) Landlord’s loss of rental insurance will cover the period of repair, reconstruction and restoration for the entire Premises, Tenant’s obligation to pay Base Rent, Operating Expenses and Property Management Fee shall abate for the entire Premises; provided that Tenant actually vacates the entire Premises during such period.

24.6                        Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure or delays caused by a Tenant Party, then the time for Landlord to commence or complete repairs, reconstruction and restoration shall be extended on a day-for-day basis; provided, however, that any delay by reason of Force Majeure shall not exceed ninety (90) days in the aggregate.

24.7                        If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repairs, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense or that Landlord has elected to insure as provided in Section 23.1 and (b) the Common Area portion of the Affected Areas.  The repairs, reconstruction or restoration of improvements not originally provided by Landlord or insured by Landlord as provided in Section 23.1 or at Landlord’s expense shall be the obligation of Tenant.  In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repairs, reconstruction and restoration of the Bent Building, the Bent Project and the Garage.

24.8                        Notwithstanding anything to the contrary contained in this Article, each of Landlord and Tenant may elect to terminate this Lease if the damage resulting from any casualty covered under this Article occurs (a) during the thirteenth (13th) through the twenty-fourth (24th) months prior to the expiration of the Term and the Damage Repair Estimate indicates that more than six (6) months will be required for such repair, reconstruction or restoration, unless Tenant gives Landlord written notice within ten (10) business days after receipt of Landlord’s termination notice that Tenant will elect to exercise any option to extend the Term provided in this Lease, (b) during the seventh (7th) through twelfth (12th) months prior to the expiration of the Term and the Damage Repair Estimate indicates that more than thirty (30) days will be required for such repair, reconstruction or restoration, unless Tenant has elected to extend the Term as provided herein, (c) during the last six (6) months of the Term unless Tenant has elected to extend the Term as provided herein or (d) to the extent that insurance proceeds are not available therefor other than by reason of the failure of Landlord to maintain the insurance required to be maintained by Landlord under this Lease.

24.9                        Landlord’s obligation, should it elect or be obligated to repair, reconstruct or restore, shall be limited to the Affected Areas.  Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction.  If Affected Areas are to be repaired, reconstructed or restored in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in Default under this Lease and has not received written notice from Landlord that any failure of Tenant to act or any state of facts (other than facts that exist as a result of the casualty at issue) exists that, in either such case, with the passage of time could ripen into a Default (and, in such case, Landlord shall release such proceeds forthwith after Tenant cures the matter set forth in Landlord’s Notice), and subject to the requirements of any Lender of Landlord.

25.                               Eminent Domain.

25.1                        In the event (a) the whole of all Affected Areas or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.2                        In the event of a partial taking of (a) the Bent Building, the Bent Project or the Garage or (b) drives, walkways or parking areas serving the Bent Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s sole but reasonable opinion,  of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

25.3                        Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property, (b) the unamortized value of leasehold improvements or alterations that were installed at Tenant’s expense (i.e., net of the TI Allowance, as that term is defined in Section 4.2), but only to the extent of the portion of the unamortized value that is attributable to the Term, and (c) the costs of Tenant moving to a new location.  Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.  Tenant shall be entitled to file a separate claim for an award in compensation for the items identified in this Section; provided, however, that Tenant shall not be entitled to file or pursue such a claim if any sum that may be awarded to Tenant may reduce any award amounts to which Landlord would be otherwise entitled.

25.4                        If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking.  If less than the entirety of the Premises is restored as provided herein, the Rent and Tenant’s Proportionate Share shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

26.                               Surrender.

26.1                        At least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party reasonably acceptable to Landlord, (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, and (c) proof that the Premises have been decommissioned in accordance with American National Standards Institute (“ANSI”) Publication Z9.11-2008 (entitled “Laboratory Decommissioning”) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards).  In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey (other than any matter for which Landlord is expressly responsible under the provisions of this Lease) and compliance with any recommendations set forth in the Exit Survey.  Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.

26.2                        No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

26.3                        The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Buildings, the Property or the Project, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

26.4                        The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting all or any portion of the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor, shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises or all or any portion of the Project and shall, at the option of the successor to Landlord’s interest in all or any portion of the Project, operate as an assignment of this Lease by Landlord.

27.                               Holding Over.

27.1                        If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7 and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant’s Share of Operating Expenses.  Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

27.2                        Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term, and (b) if such holdover continues for more than fifteen (15) days, Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages.

27.3                        Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

27.4                        The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

28.                               Indemnification and Exculpation.

28.1                        Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims arising from injury or death to any person or damage to any property occurring within or about the Premises, the Buildings, the Property or the Project arising directly or indirectly out of a Tenant Party’s use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, contractors, or employees.  Landlord agrees to indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold Tenant and Tenant’s directors, officers, employees and agents harmless from and against any and all Claims arising from injury or death to any person or damage to any property caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees.

28.2                        Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s gross negligence or willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time, and (b) damage to personal property or scientific research, including loss of records kept by Tenant within the Premises.  Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section.  Notwithstanding anything in the foregoing or this Lease to the contrary, except (x) as otherwise expressly provided herein, (y) as may be provided by Applicable Laws or (z) in the event of Tenant’s breach of Article 21 or Section 26.1, in no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages arising out of this Lease.

28.3                        Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Buildings or the Project, or of any other third party.

28.4                        Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts.  Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal.  If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

28.5                        The provisions of this Article shall survive the expiration or earlier termination of this Lease.

29.                               Assignment or Subletting.

29.1                        Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a “Transfer”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Tenant shall have the right to Transfer without Landlord’s prior written consent the Premises or any part thereof to any person that as of the date of determination is an affiliate of Tenant (provided, however, that in the event of an assignment to any Tenant’s Affiliate (defined below), any subsequent sale or transfer of stock resulting in a change in voting control, or any other transaction(s) having the overall effect that such entity ceases to be Tenant’s Affiliate, which transaction is made primarily to enable Tenant to transfer the lessee’s interest in this Lease to the transferee without Landlord’s consent (and not for an independent business reason), shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease governed by the provisions of this Article 29) or a successor to Tenant by merger, consolidation or purchase (collectively, “Tenant’s Affiliate”), provided that Tenant shall notify Landlord in writing at least ten (10) days prior to the effectiveness of such Transfer (except to the extent that Tenant is prohibited from providing such notice in advance of the effectiveness of such Transfer by Applicable Laws or by any confidentiality agreement to which Tenant is a party, in which event Tenant shall notify Landlord in writing not later than five (5) days after the effective date of such Transfer) to Tenant’s Affiliate (an “Exempt Transfer”) and otherwise comply with the requirements of this Lease regarding such Transfer; and provided, further, that the person that will be the tenant under this Lease after the Exempt Transfer has a net worth (as of the day immediately after the Exempt Transfer) that is equal to or greater than the net worth (as of the date of the Exempt Transfer) of the transferring Tenant.  For purposes of Exempt Transfers, “control” requires both (a) owning

(directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.  In no event shall Tenant perform a Transfer, other than an Exempt Transfer, to or with an entity that is a tenant at the Project or that is, as of the date of determination (or at any point in time during the six (6) months immediately prior thereto) in discussions or negotiations with Landlord or an affiliate of Landlord to lease premises at the Project or a property owned by Landlord or an affiliate of Landlord.

29.2                        In the event Tenant desires to effect a Transfer, then, except as otherwise provided above with respect to any Exempt Transfer, at least thirty (30) but not more than ninety (90) days prior  to the date when Tenant desires the assignment or sublease to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require by written notice to Tenant.

29.3                        Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee, assignee or sublessee (notwithstanding, but taking into account, Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire to exercise its rights under Section 29.8 to cancel this Lease.  In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”).  Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid (provided, however, that if Tenant subleases a portion of the Premises to any Tenant’s Affiliate or any joint venture entity in which Tenant has an equity interest, Tenant may provide to such subtenant customary office services such as shared use of phone or data equipment, receptionist services, shared use of kitchenette facilities and the like and charge such subtenant an amount reasonably approximating the cost to Tenant to provide such services without violating the provisions of this Subsection 29.3(x)); (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.  If Landlord denies consent to any proposed Transfer, the same shall be by written notice to Tenant setting forth the grounds for such denial.

29.4                        The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer:

(a)                                 Tenant shall remain fully liable under this Lease during the unexpired Term;

(b)                                 Tenant shall provide Landlord with evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

(c)                                  Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request, not to exceed Two Thousand Five Hundred Dollars ($2,500.00) in any one instance;

(d)                                 Except with respect to an Exempt Transfer, if Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises, including any costs incurred by Tenant in preparing the Premises or any portion thereof for occupancy by the transferee) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant.  If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(e)                                  The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns on the terms and conditions of the document effecting the Transfer should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(f)                                   Except with respect to an Exempt Transfer, Landlord’s consent to any such Transfer shall be effected on Landlord’s forms;

(g)                                  Tenant shall not then be in Default hereunder and shall not have received written notice from Landlord that any failure of Tenant to act or any state of facts exists that with the passage of time could ripen into a Default, unless Tenant cures the same prior to the effective date of the Transfer;

(h)                                 Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

(i)                                     Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(j)                                    Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(k)                                 Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;

(l)                                     Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(m)                             A list of Hazardous Materials, certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises.  Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 21.2.

29.5                        Any Transfer that is not in compliance with the provisions of this Article shall be void and Landlord may elect to terminate this Lease if Tenant fails to rescind such Transfer within five (5) business days after Landlord notifies Tenant of Landlord’s intention to terminate.

29.6                        The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

29.7                        Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant.  The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

29.8                        If Tenant delivers to Landlord a Transfer Notice indicating a desire to transfer this Lease to a proposed transferee, assignee or sublessee other than pursuant to an Exempt Transfer, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate this Lease as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof.  If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to

Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease.  In the event Tenant withdraws the Transfer Notice as provided in this Section, this Lease shall continue in full force and effect.  No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.

29.9                        If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

30.                               Subordination and Attornment.

30.1                        This Lease shall, subject to the following provisions of this Article 30, be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against all or any portion of the Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

30.2                        Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further commercially reasonable instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord, provided that the same shall not materially adversely affect any of Tenant’s rights or obligations under this Lease.  If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request.  Landlord represents that, as of the Execution Date, no party holds a mortgage or deed of trust on the Premises.  Notwithstanding anything to the contrary contained in this Lease, Landlord agrees, within sixty (60) days after the Execution Date, to cause the lessor under the Ground Lease to execute, acknowledge and deliver to Tenant a non-disturbance agreement in the form of Exhibit M attached hereto.  Landlord represents that nothing contained in the Ground Lease affects Landlord’s ability to materially fulfill its obligations to Tenant under this Lease.

30.3                        Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part.

30.4                        In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this

Lease, provided that such purchaser shall agree in writing not to disturb the occupancy of Tenant under all of the terms and conditions of this Lease.

30.5                        Notwithstanding anything to the contrary contained in this Article, the obligation of Tenant to subordinate to any future mortgage, deed of trust, or lease shall be subject to the condition that the holder of any such mortgage or deed of trust or the lessor under any such lease shall enter into a commercially reasonable non-disturbance agreement that does not materially adversely affect any of the rights or obligations of Tenant under this Lease.

31.                               Defaults and Remedies.

31.1                        Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain.  Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within three (3) business days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of One Thousand Dollars ($1,000) as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (i) the prime rate of interest charged from time to time by Bank of America, N.A., or its successor plus three percent (3%) per annum and (ii) the highest rate permitted by Applicable Laws.  The parties agree that this late charge (including interest) represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier.  Notwithstanding the foregoing, the first time, if any, in any calendar year that Tenant shall fail to pay any installment of Rent when due, the foregoing interest shall not accrue or become payable unless and until Tenant shall fail to pay such installment within five (5) days after Landlord notifies Tenant in writing of such non-payment.  Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.

31.2                        No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law.  If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

31.3                        If Tenant fails to pay any sum of money required to be paid by it hereunder or fails to perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 31.4, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act; provided that such failure by Tenant unreasonably interfered with the use of either of the Buildings or the Project by any other tenant or with the efficient operation of  either of the Buildings or the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord.  Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease.  In addition to the late charge described in Section 31.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

31.4                        The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a)                                 Tenant abandons (rather than merely vacates) the Premises, other than to occupy the 675 Building.  Tenant shall be deemed to have abandoned the Premises if Tenant vacates the Premises and fails to fulfill Tenant’s obligations with respect to the Premises as provided in this Lease;

(b)                                 Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 19, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant;

(c)                                  Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Sections 31.4(a) and 31.4(b)) to be performed by Tenant, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within such ten (10) day period and thereafter diligently prosecute the same to completion.  Notwithstanding anything set forth herein to the contrary, such period shall automatically terminate if Landlord will be subject to criminal or civil liability because of Tenant’s failure to cure, even if Tenant has diligently prosecuted the same;

(d)                                 Tenant makes an assignment for the benefit of creditors;

(e)                                  A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets and such appointment is not dismissed within sixty (60) days;

(f)                                   Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g)                                  Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h)                                 A default exists under the 675 Lease (as defined below) after the expiration of any applicable notice and cure periods;

(i)                                     Tenant fails to deliver an estoppel certificate in accordance with Article 20, which failure continues for five (5) business days after written notice thereof from Landlord to Tenant; or

(j)                                    Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section shall specify in reasonable detail the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises.  No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

31.5                        In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a)                                 Halt any Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work;

(b)                                 Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and

(c)                                  Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby.  In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:

(i)                                     The sum of:

A.                                    The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

B.                                    The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus

C.                                    The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus

D.                                    Any other amount necessary to compensate Landlord for any expense incurred by Landlord as a result of such Default, including the cost of restoring the Premises to the condition required under the terms of this Lease, including any rent payments not otherwise chargeable to Tenant (e.g., during any “free” rent period or rent holiday); plus

E.                                     At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws; or

(ii)                                  At Landlord’s election, as minimum liquidated damages in addition to any (A) amounts paid or payable to Landlord pursuant to Section 31.5(c)(i)(A) prior to such election and (B) costs of restoring the Premises to the condition required under the terms of this Lease, an amount (the “Election Amount”) equal to the positive difference (if any, and measured at the time of such termination) between (Y) the then-present value of the total Rent and other benefits that would have accrued to Landlord under this Lease for the remainder of the Term if Tenant had fully complied with the Lease minus (Z) the then-present cash rental value of the Premises as determined by Landlord for what would be the then-unexpired Term if the Lease remained in effect, with each such then-present value computed using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point (the “Discount Rate”).  Landlord and Tenant agree that the Election Amount represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to re-lease the Premises, and other factors; and that the Election Amount is not a penalty.

As used in Sections 31.5(c)(i)(A) and (B), “worth at the time of award” shall be computed by allowing interest at the Default Rate.  As used in Section 31.5(c)(i)(C), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the Discount Rate.

31.6                        In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due.  If required by Applicable Laws, Landlord shall use reasonable efforts to relet the Premises.  Any such obligation to relet will be subject to Landlord’s reasonable objectives of developing the Property in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms and the like. In attempting to relet the Premises, Landlord may make repairs, alterations, replacements and additions in or to the Premises and redecorate, remodel and paint the same to the extent reasonably deemed necessary or desirable by Landlord, and Tenant upon demand shall pay the reasonable cost of all of the foregoing, together with Landlord’s reasonable expenses of reletting.  For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a)                                 Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b)                                 The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

31.7                        If Landlord does not elect to terminate this Lease as provided in Section 31.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease.  At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

31.8                        In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name.  Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant.  The proceeds of any such reletting shall be applied as follows:

(a)                                 First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b)                                 Second, to the payment of the reasonable, out of pocket costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c)                                  Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d)                                 Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

31.9                        All of Landlord’s and Tenant’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative.  Each of Tenant and Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease.  No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord or Tenant to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver.  Any obligation imposed by Applicable Law upon Landlord to relet the Premises after any termination of this Lease shall be subject to the reasonable requirements of Landlord to (a) lease to high quality tenants on such terms as Landlord may from time to time deem appropriate in its discretion and (b) develop the Project in a harmonious manner with a mix of uses, tenants, floor areas, terms of tenancies, etc., as determined by Landlord.  Landlord shall not be obligated to relet the Premises to any party to whom Landlord or an affiliate of Landlord may desire to lease other available space in the Project or at another property owned by Landlord or an affiliate of Landlord.

31.10                 Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (y) the date of Lease termination and (z) the date Tenant surrenders possession of the Premises.

31.11                 To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

31.12                 Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

31.13                 In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises or all or any portion of the Project and to any landlord of any lease of land upon or within which the Premises or all or any portion of the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of all or any portion of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

32.                               Bankruptcy.  In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

32.1                        Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

32.2                        A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

32.3                        A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

32.4                        The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

33.                               Brokers.

33.1                        Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than CB Richard Ellis (“Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease.  Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.

33.2                        Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

33.3                        Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease.  Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 33.1 and 33.2.

33.4                        Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.  Landlord agrees to indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold Tenant harmless from any and all cost or liability for compensation claimed by any broker or agent employed or engaged by Landlord or claiming to have been employed or engaged by Landlord.

34.                               Definition of Landlord.  With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest.  In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property.  Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

35.                               Limitation of Landlord’s Liability.

35.1                        If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Bent Building and the Bent Project and any insurance proceeds payable with respect thereto, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Bent Building or the Bent Project.

35.2                        Landlord shall not be personally liable for any deficiency under this Lease.  If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture.  If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord.  If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company.  No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee, member or agent of Landlord.

35.3                        Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

36.                               Joint and Several Obligations.  If more than one person or entity executes this Lease as Tenant, then:

36.1                        Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and

36.2                        The term “Tenant,” as used in this Lease shall mean and include each of them, jointly and severally.  The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

37.                               Representations.

37.1                        Each of Landlord and Tenant (in this Section, the “Representing Party”) guarantees, warrants and represents to the other party that (a) the Representing Party is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) the Representing Party has and is duly qualified to do business in the state in which the Property is located, (c) the Representing Party has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all of its obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of the Representing Party is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which the Representing Party is constituted or to which the Representing Party is a party.

37.2                        Landlord guarantees, warrants and represents that it is not a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

37.3                        Tenant guarantees, warrants and represents that it is not a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

38.                               Confidentiality.

38.1                        “Tenant’s Confidential Information” means any non-public scientific, technical, trade, business or financial information developed for or possessed by Tenant that is treated by Tenant as confidential or proprietary, that is marked as confidential by Tenant and that is not generally known to the public.  “Landlord’s Confidential Information” means any non-public scientific, technical, trade, business or financial information developed for or possessed by Landlord that is treated by Landlord as confidential or proprietary, that is marked as confidential by Landlord and that is not generally known to the public.

38.2                        Landlord shall hold in strict confidence all of Tenant’s Confidential Information and shall not disclose to any other person any of Tenant’s Confidential Information.  Landlord shall use Tenant’s Confidential Information solely for the purposes of administration of the Lease.  In protecting Tenant’s Confidential Information, Landlord shall use the same degree of care it uses for Landlord’s Confidential Information, but in no event less than a reasonable degree of care.  Notwithstanding the foregoing, Tenant’s Confidential Information may be released by Landlord (x) if required by Applicable Laws or in any judicial proceeding; provided that Landlord has given Tenant reasonable notice of such requirement and the opportunity to contest the same, if feasible, (y) to Landlord’s attorneys, accountants, brokers and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section and that non-public scientific information shall not be so shared, or (z) if required in connection with any legal proceeding between Landlord and Tenant with respect to this Lease; provided that the Landlord has given Tenant reasonable notice of such requirement and the opportunity to contest the same, if feasible.

38.3                        Tenant shall hold in strict confidence all of Landlord’s Confidential Information and shall not disclose to any other person any of Landlord’s Confidential Information.  Tenant shall use Landlord’s Confidential Information solely for the purposes of administration of the Lease.  In protecting Landlord’s Confidential Information, Tenant shall use the same degree of care it uses for Tenant’s Confidential Information, but in no event less than a reasonable degree of care.  Notwithstanding the foregoing, Landlord’s Confidential  Information may be released by Tenant (x) if required by Applicable Laws or in any judicial proceeding; provided that Tenant has given Landlord reasonable notice of such requirement, if feasible, (y) to Tenant’s attorneys, accountants, brokers and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section, or (z) if required in connection with any legal proceeding between Tenant and Landlord with respect to this Lease; provided that the Tenant has given Landlord reasonable notice of such requirement, if feasible.

38.4                        Notwithstanding anything in this Article to the contrary, Tenant may file a description of this Lease, the Lease itself and any other material agreement or document related thereto in its public filings with the United States Securities and Exchange Commission, if required by such entity to do so.

39.                               Notices.  Any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery or by overnight delivery with a reputable nationwide overnight delivery service.  If given by personal delivery, any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one business (1) day after deposit with a reputable nationwide overnight delivery service.  Any notices given pursuant to this Lease shall be addressed to Landlord or Tenant, as the case may be, at the addresses shown in Sections 2.7 and 2.8 or 2.9, respectively.  Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

40.                               Rooftop Installation Area.

40.1                        Subject to the terms of this Article, Tenant may use the portion of the Bent Building that is cross-hatched on Exhibit N (the “Rooftop Installation Area”) solely to operate, maintain, repair and replace rooftop antennae, mechanical equipment, communications antennas and other equipment installed by Tenant in the Rooftop Installation Area in accordance with this

Article (“Tenant’s Rooftop Equipment”).  Tenant’s Rooftop Equipment shall be only for Tenant’s use of the Premises for the Permitted Use.

40.2                        Tenant shall install Tenant’s Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Article and the applicable provisions of this Lease regarding Alterations.  Tenant’s Rooftop Equipment and the installation thereof shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Among other reasons, Landlord may withhold approval if the installation or operation of Tenant’s Rooftop Equipment could reasonably be expected to damage the structural integrity of the Bent Building or to transmit vibrations or noise or cause other adverse effects beyond the Premises to an extent not customary in first class laboratory buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission.  Unless Landlord elects to require Tenant to remove Tenant’s Rooftop Equipment at the expiration of the Term by written notice to Tenant delivered at the time of Landlord’s written approval of Tenant’s Rooftop Equipment, such Rooftop Equipment shall become the property of Landlord upon the expiration or earlier termination of the Term.

40.3                        Tenant shall comply with any roof or roof-related warranties.  Tenant shall obtain a letter from Landlord’s roofing contractor within thirty (30) days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties, and Landlord shall reasonably cooperate with Tenant, at no cost to Landlord, in obtaining such letter.  Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the installation or operation of Tenant’s Rooftop Equipment.  Tenant shall not permit the installation, maintenance or operation of Tenant’s Rooftop Equipment to violate any Applicable Laws or constitute a nuisance.  Tenant shall pay Landlord within thirty (30) days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by Governmental Authorities as the result of Tenant’s use of the Rooftop Installation Areas in excess of those for which Landlord would otherwise be responsible for the use or installation of Tenant’s Rooftop Equipment and (b) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Tenant’s Rooftop Equipment.  Upon Tenant’s written request to Landlord, Landlord shall use commercially reasonable efforts to cause other tenants to remedy any interference in the operation of Tenant’s Rooftop Equipment caused by any such tenants’ equipment installed after the applicable piece of Tenant’s Rooftop Equipment; provided, however, that Landlord shall not be required to request that such tenants waive their rights under their respective leases.

40.4                        If Tenant’s Equipment (a) causes physical damage to the structural integrity of the Bent Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Bent Building or the Bent Project that were installed prior to the installation of Tenant’s Rooftop Equipment, (c) interferes with any other service provided to other tenants in the Bent Building or the Bent Project by rooftop or penthouse installations that were installed prior to the installation of Tenant’s Rooftop Equipment or (d) interferes with any other tenants’ business, in each case in excess of that permissible under Federal Communications Commission regulations, then Tenant shall cooperate with Landlord to determine the source of the damage or interference and promptly repair such damage and eliminate such interference, in each case at Tenant’s sole cost and expense, within ten (10) days after receipt of notice of such damage or interference (which notice may be oral; provided that Landlord also delivers to Tenant written notice of such damage or interference within twenty-four (24) hours after providing oral notice).

40.5                        Landlord reserves the right to cause Tenant to relocate Tenant’s Rooftop Equipment to comparably functional space on the roof or in the penthouse of the Bent Building by giving Tenant prior written notice thereof.  Landlord agrees to pay the reasonable costs thereof within thirty (30) days after delivery (consistent with Article 39) of Tenant’s invoice therefor.  Tenant shall arrange for the relocation of Tenant’s Rooftop Equipment within sixty (60) days after receipt of Landlord’s notification of such relocation.  In the event Tenant fails to arrange for relocation within such sixty (60)-day period, Landlord shall have the right to arrange for the relocation of Tenant’s Rooftop Equipment in a manner that does not unnecessarily interrupt or interfere with Tenant’s use of the Premises for the Permitted Use.

41.                               Options to Extend Term.  Tenant shall have two (2) consecutive options (each, a “Short-Term Renewal Option”) to extend the Term by one (1) year each as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions.  In addition, Tenant shall have two (2) consecutive options to extend the Term by five (5) years each as to the portion of the Premises located on the basement level of the Bent Building (each, a “Long-Term Renewal Option” and, together the Short-Term Renewal Options, each an “Option” and, collectively, the “Options”) upon the following terms and conditions.  For the avoidance of doubt, Tenant may exercise a Long-Term Renewal Option so that the related term would commence after the original Term or any other Option term.  Tenant may only exercise a Short-Term Renewal Option, however, if such Option term would commence after the original Term or the other Short-Term Renewal Option term (in other words, Tenant may not exercise a Short-Term Renewal Option so that the related term would commence after a Long-Term Renewal Option term expires).  Any extension of the Term pursuant to an Option shall be on all the same terms and conditions as this Lease, except as follows:

41.1                        Base Rent at the commencement of each Option term shall equal the then-current fair market value for comparable office and laboratory space in the East Cambridge submarket of comparable age, quality, level of finish and proximity to amenities and public transit, subject to fair market escalations as determined at the time of the exercise of such option (“FMV”).  Tenant may, no more than twelve (12) months prior to the date the Term is then scheduled to expire, request Landlord’s estimate of the FMV for the next Option term, and Tenant’s request shall specify whether Tenant desires Landlord’s estimate with respect to a Short-Term Renewal Option, a Long-Term Renewal Option, or both.  Landlord shall, within fifteen (15) days after receipt of such request, give Tenant a written proposal of such FMV.  If Tenant gives written notice to exercise an Option, such notice shall specify whether Tenant accepts Landlord’s proposed estimate of FMV, and the failure of Tenant expressly to indicate in such notice that Tenant accepts Landlord’s proposed estimate shall conclusively indicate that Tenant does not accept such proposed estimate.  If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors, including (a) the size of the Premises, (b) the length of the Option term, (c) rent in comparable buildings in the relevant submarket, including concessions offered to new tenants, such as free rent, tenant improvement allowances and moving allowances, (d) Tenant’s creditworthiness and (e) the quality and location of the Bent Building and the Bent Project.  In the event that the parties are unable to agree upon the FMV within thirty (30) days after Tenant notifies Landlord that Tenant is exercising an Option, then either party may request that the same be determined as follows:  a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the East Cambridge office, laboratory/research and development leasing submarket (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant.  If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the local chapter of the American Arbitration Association or any successor organization thereto (the “AAA”).  The Baseball Arbitrator selected by the parties or designated by the AAA shall (y) have at least ten (10) years’ experience in the leasing of laboratory/research and development space in the East Cambridge submarket and (z) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto.  Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV.  The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence.  The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV.  The arbitrator may not select any other FMV for the Premises other than one submitted by Landlord or Tenant.  The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the applicable Option term.  If, as of the commencement date of an Option term, the amount of Base Rent payable during the Option term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term.  After the final determination of Base Rent payable for the Option term, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the applicable Option term.  Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section.

41.2                        No Option is assignable separate and apart from this Lease.

41.3                        An Option is conditional upon Tenant giving Landlord written notice of its election to exercise such Option at least ten (10) months prior to the end of the expiration of the then-current Term.  Time shall be of the essence as to Tenant’s exercise of an Option.  Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option.  Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of  an Option after the date provided for in this Section.

41.4                        Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise an Option during the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default.

41.5                        All of Tenant’s rights under the provisions of an Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of such Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or

(c) Tenant has defaulted under this Lease four (4) or more times and a service or late charge under Section 31.1 has become payable for any such default, regardless of whether Tenant has cured such defaults.

41.6                        The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Sections 41.4 and 41.5.

42.                               Early Termination.  If Tenant has executed a lease (the “675 Lease”) with an affiliate of Landlord for the first (1st), second (2nd) and third (3rd) floors of the building located at 675 West Kendall Street in Cambridge, Massachusetts (the “675 Kendall Building”), which floors are shown on Exhibit O attached hereto (the “675 Premises”), and the 675 Lease is in addition to the space that Tenant currently subleases from Vertex Pharmaceuticals Incorporated at the 675 Kendall Building (as shown on Exhibit P attached hereto) whether or not such sublease is then in effect, then Tenant shall be entitled to exercise a one-time option to terminate this Lease (the “Termination Option”) through written notice to Landlord no later than eight (8) months after the execution date for the 675 Lease.  The termination of this Lease under the Termination Option shall be effective no earlier than the date of rent commencement under the 675 Lease.  Notwithstanding the foregoing, Tenant shall not be entitled to exercise the Termination Option if, at the time of the exercise, a Default by Tenant is then continuing under this Lease.  Notwithstanding the foregoing, the Termination Option shall not apply to any basement space in the Bent Building if Tenant has exercised any Long-Term Renewal Option or delivered a notice of intent to exercise any Long-Term Renewal Option for the same; rather, the Termination Option shall apply only to the portion of the Premises outside of the basement of the Bent Building.  Upon any termination pursuant to this Section, this Lease shall be amended to reflect such termination.

43.                               675 Kendall Building Right of First Refusal.  The 675 Lease, if executed, shall contain a right of first refusal (“ROFR”) for Tenant as to any rentable premises on the fifth (5th) and sixth (6th) floors of the 675 Building (the “Available ROFR Premises”), which floors are shown on Exhibit Q attached hereto; provided, however, that (a) the ROFR shall be subject to the rights of Genzyme Corporation and its successors and assigns in the Available ROFR Premises (the “Genzyme Rights”), and (b) in no event shall Landlord be required to lease any Available ROFR Premises to Tenant for any period extending beyond the scheduled termination date of the 675 Lease, as the same may be extended pursuant to any option contained therein.

43.1                        In the event that (a) the ROFR has not expired and is not subject to any exercised Genzyme Rights, (b) Landlord has received a written third-party proposal for any Available ROFR Premises (an “Acceptable Proposal”) and (c) Landlord intends to lease such Available ROFR Premises on the terms and conditions of the Acceptable Proposal, Landlord shall provide written notice thereof to Tenant (the “Notice of Offer”), which notice shall specify all of the terms and conditions set forth in such Acceptable Proposal other than the identity of the third party, and which Notice of Offer shall constitute an offer to lease such Available ROFR Premises to Tenant on such terms and conditions (except that, if the Acceptable Proposal calls for a lease expiration date later than the scheduled termination date of the 675 Lease, then the Notice of Offer shall be deemed to contain a lease expiration date that is the scheduled termination date of the 675 Lease).  For the avoidance of doubt, in the event that the ROFR has not expired,

Landlord and Tenant agree that Landlord shall be prohibited from proceeding directly to lease negotiations and/or executing a lease with a third party in an effort to circumvent the ROFR without first receiving a written third-party proposal from such third party.

43.2                        Within ten (10) business days following its receipt of a Notice of Offer, Tenant shall advise Landlord in writing whether Tenant elects to lease the Available ROFR Premises on the terms and conditions set forth in the Notice of Offer.  If Tenant fails to notify Landlord of Tenant’s election within such ten (10) business day period, then Tenant shall be deemed to have elected not to lease the Available ROFR Premises upon the terms and conditions contained in the Notice of Offer.

43.3                        If Tenant timely notifies Landlord that Tenant elects to lease the Available ROFR Premises on the terms and conditions set forth in the Notice of Offer, then Landlord shall lease the Available ROFR Premises to Tenant upon the terms and conditions set forth in the Notice of Offer.

43.4                        If Tenant notifies Landlord that Tenant elects not to lease the Available ROFR Premises on the terms and conditions set forth in the Notice of Offer, or if Tenant fails to notify Landlord of Tenant’s election within the ten (10) business day period described above, then Landlord shall have the right to consummate the lease of the Available ROFR Premises on the same terms as set forth in the Notice of Offer following Tenant’s election (or deemed election) not to lease the Available ROFR Premises.  If Landlord does not lease the Available ROFR Premises on the terms and conditions set forth in the Notice of Offer within two hundred forty (240) days after Tenant’s election (or deemed election) not to lease the Available ROFR Premises, then the ROFR shall be fully reinstated, and Landlord shall not thereafter lease the Available ROFR Premises without first complying with the procedures set forth in this Article.

43.5                        Notwithstanding anything in this Article to the contrary, Tenant may not exercise the ROFR during such period of time that Tenant is in default (i.e., after notice to Tenant thereof but not requiring the expiration of the applicable cure period) under any provision of this Lease or the 675 Lease.  Any attempted exercise of the ROFR during a period of time in which Tenant is so in default shall be void and of no effect.  In addition, Tenant shall not be entitled to exercise the ROFR if (a) Landlord has given Tenant three (3) or more notices of monetary and/or material non-monetary defaults in accordance with this Lease or the 675 Lease, whether or not the defaults are cured, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFR, or (b) Tenant has subleased any portion of the 675 Premises (other than to an affiliate of Tenant).

43.6                        Notwithstanding anything in this Lease or the 675 Lease to the contrary, Tenant shall not assign or transfer the ROFR, either separately or in conjunction with any assignment or transfer of Tenant’s interest in the Lease or the 675 Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion; provided, however, that Tenant shall be entitled to assign or transfer the ROFR in conjunction with any Exempt Transfer of Tenant’s interest in the Lease.

43.7                        If Tenant exercises the ROFR, Landlord does not guarantee that the Available ROFR Premises will be available on the anticipated commencement date for the lease as to such

Premises due to a holdover by the then-existing occupants of the Available ROFR Premises or for any other reason beyond Landlord’s reasonable control.

43.8                        Notwithstanding anything in this Lease or the 675 Lease to the contrary, the ROFR shall expire on the date that is two (2) years prior to the expiration of the term of the 675 Lease, as the same may be extended.

44.                               Merck Contingency.  Notwithstanding anything in this Lease to the contrary, Landlord’s obligation to deliver the Premises by the Term Commencement Date is contingent upon Merck and all of Merck’s subtenants and licensees other than Tenant (collectively, the “Merck Tenants”) vacating the Premises no later than August 31, 2013.  If the Merck Tenants do not timely vacate, then Landlord may delay the Term Commencement Date by written notice to Tenant until the Merck Tenants vacate the Premises, and the Term hereof shall be extended by one (1) day for every day that the Term Commencement Date is so extended.

45.                               Miscellaneous.

45.1                        Landlord reserves the right to change the name of the Buildings or the Project in its sole discretion.

45.2                        To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time (but not more than once in any calendar year), upon Landlord’s written request, the most recent year-end financial statements reflecting Tenant’s current financial condition audited by a nationally recognized accounting firm.  Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s year-end financial statements for the previous year audited by a nationally recognized accounting firm.  Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.  If audited financials are not otherwise prepared, unaudited financials complying with generally accepted accounting principles and certified by the chief financial officer of Tenant as true, correct and complete in all respects shall suffice for purposes of this Section.  The provisions of this Section shall not apply at any time while Tenant is a corporation whose shares are traded on any nationally recognized stock exchange.

45.3                        Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter.  The words “include,” “includes,” “included” and “including” shall mean “‘include,’ etc., without limitation.” The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

45.4                        If either party commences a demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action or proceeding and in any appeal in connection therewith (regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed).

45.5                        Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

45.6                        Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

45.7                        Notwithstanding anything to the contrary contained in this Lease, but subject to the provisions of Section 14.4 hereof, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.

45.8                        Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

45.9                        The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

45.10                 Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

45.11                 At the written request of either party, Landlord and Tenant shall execute and acknowledge a short form or memorandum hereof.  Within ten (10) days after receipt of written request from Landlord, Tenant shall execute a termination of any short form or memorandum of lease recorded with respect hereto.  Neither party shall record this Lease.  Tenant shall be responsible for the cost of recording any short form or memorandum of this Lease, including any transfer or other taxes incurred in connection with such recordation.

45.12                 The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

45.13                 Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees.  Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

45.14                 This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

45.15                 Each of Landlord and Tenant guarantees, warrants and represents to the other that the individual or individuals signing this Lease have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

45.16                 This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

45.17                 No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.  The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

45.18                 To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

46.                               Generator.  Tenant’s use of the generators in the Bent Building shall be permitted as follows:  (a) Tenant shall not be entitled to use Generator #1 identified in Exhibit R hereto, (b) Tenant shall be entitled to use all of the kilowatt capacity of Generator #2 identified in Exhibit R hereto, and (c) Tenant shall be entitled to utilize up to 300 kilowatts of the 450-kilowatt capacity of Generator #3 identified in Exhibit R hereto.  In the event that Tenant requires additional standby power, Landlord will use commercially reasonable efforts (at no cost to Landlord) to facilitate efforts by Tenant to secure the same from one (1) or more of the tenants on the fourth (4th) floor of the Bent Building.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as a sealed Massachusetts instrument as of the date first above written.

LANDLORD:

BMR-ROGERS STREET LLC,
a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Legal

TENANT:

MOMENTA PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Richard P. Shea
Name:	Richard P. Shea
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT A

PROPERTY

PARCEL ONE (304-322 Bent Street):

The land with the buildings thereon, situated in Cambridge, Middlesex County, Massachusetts, and shown as the parcel containing 40,000 square feet of land on a plan entitled “Boston &. Albany R.R.- Cambridge land conveyed by B & A R.R. Co. to Stahleker Steel Corp.”, dated October 30,1945, and signed by L. J. Murphy, District Engineer and recorded with the Middlesex South District Registry of Deeds, Book 6944, Page 383, and bounded and described according to said plan, as follows:

NORTHEASTERLY:                                                                             by Bent Street, 200 feet;

SOUTHEASTERLY:                                                                               by land of the Boston & Albany R.R. Co., 200.02 feet;

SOUTHWESTERLY:                                                                            by Rogers Street, 200 feet;

NORTHWESTERLY:                                                                          by Fulkerson Street, formerly known as Ninth Street, 200.02 feet.

PARCEL TWO (301 Binney Street/157 Sixth Street):

a.                                      Parcel 1:

A certain parcel of land situated in Cambridge, in Middlesex County and Commonwealth of Massachusetts, bounded and described as follows:

NORTHWESTERLY:                         on Binney Street two hundred (200) feet, thence turning at right angles and running;

NORTHEASTERLY:                          along land shown on the plan hereinafter mentioned as belonging to Associates Transport, Inc., two hundred (200) feet to a point on the private way shown as Rogers Street on the plan hereinafter mentioned; thence turning at right angles and running;

SOUTHEASTERLY:                          on Rogers Street two hundred (200) feet to a point on Sixth Street; thence turning at right angles and running;

SOUTHWESTERLY:                         on Sixth Street two hundred (200) feet to the point of beginning.

Containing 40,000 square feet and being the parcel of land shown on the plan entitled “Plan of Land in Cambridge, Mass.” dated August 8, 1945, William S. Crocker, C.E., said plan being duly recorded with Middlesex South Registry District Deeds, Book 6893, Page 509; and also being the parcel of land shown on a plan

A-1

of land entitled “Plan of Land in Cambridge, Mass. Property of Industrial Stainless Steel Inc.” dated October 21,1960, Schofield Brothers, Reg. Land Surveyors, said plan being duly recorded with the Middlesex South Registry of Deeds as Plan Number 1664 of 1960 at Book 9706, Page End.

b.                                      Parcel 2:

A certain parcel of land with the buildings thereon situated in said Cambridge, bounded and described as follows:

NORTHERLY:                                                                                                         by Rogers Street, three-hundred thirty-five and 27/100 (335.27) feet;

EASTERLY:                                                                                                                       by land now or formerly of Harry J. Dowd, two hundred and No/100 (200) feet;

SOUTHERLY:                                                                                                             by Binney Street; and

WESTERLY:                                                                                                                     by Fulkerson Street.

Parcels 1 and 2 of Parcel Two together comprise Lots A, B, C and D as shown on a plan of land entitled “Plan Showing Sub-division of Land in Cambridge, Massachusetts”, dated July 29, 1940, Wm. H. McGinness C.E., said plan being duly recorded with the Middlesex South Registry of Deeds as Plan Number 1052 of 1940, at Book 6445, Page 394.

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EXHIBIT B

PREMISES

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EXHIBIT C

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EXHIBIT D

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EXHIBIT E

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATE:               , 2013

BENEFICIARY:

BMR-ROGERS STREET LLC

17190 BERNARDO CENTER DRIVE

SAN DIEGO, CA 92128

VICE-PRESIDENT—REAL ESTATE COUNSEL

APPLICANT:

MOMENTA PHARMACEUTICALS, INC.

675 WEST KENDALL STREET

CAMBRIDGE, MA 02142

AMOUNT: US$                             (U.S. DOLLARS                                                                             AND NO/100)

EXPIRATION DATE:                      [ONE YEAR FROM ISSUANCE]

LOCATION:  SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE AND UNCONDITIONAL, EXCEPT FOR THE CONDITIONS EXPRESSLY SET FORTH HEREIN, STANDBY LETTER OF CREDIT NO. SVBSF      IN FAVOR OF BENEFICIARY AVAILABLE BY BENEFICIARY’S DRAFTS DRAWN ON US AT SIGHT AGAINST PRESENTATION, AS SET FORTH BELOW AT THE BANK’S OFFICE (AS DEFINED BELOW) OR BY FACSIMILE TRANSMISSION AS SET FORTH BELOW, OF THE FOLLOWING DOCUMENTS ONLY:

1.              THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.              YOUR SIGHT DRAFT DRAWN ON US SUBSTANTIALLY IN THE FORM OF EXHIBIT “A” ATTACHED HERETO.

THE SIGHT DRAFT MUST BE SIGNED BY AN AUTHORIZED OFFICER OF BENEFICIARY FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE. NO EVIDENCE OF AUTHORITY IS REQUIRED.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE PROMPTLY RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT THE NECESSITY OF AMENDMENT, FROM THE PRESENT AND EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 90 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR SUCH OTHER ADDRESS AS BENEFICIARY SHALL SPECIFY BY WRITTEN NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE.  IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND FEBRUARY 29, 2016 WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT. IF ANY EXPIRATION DATE SHALL NOT FALL ON A BUSINESS DAY, THE EXPIRATION DATE SHALL BE THE NEXT SUCCEEDING BUSINESS DAY.

WE HEREBY AGREE TO CONFIRM THE EXPIRATION DATE IN WRITING UPON RECEIPT OF BENEFICIARY’S WRITTEN REQUEST.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF  THE ORIGINAL SIGHT DRAFT AND LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY, ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CALIFORNIA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION OR BY FACSIMILE TRANSMISSION AT: (408) 496-2418 OR: (408) 969-6510, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW WITH REASONABLE PROMPTNESS THEREAFTER BY OVERNIGHT COURIER SERVICE OR OTHERWISE; PROVIDED, HOWEVER, THAT DELIVERY OF SUCH ORIGINALS SHALL NOT BE A CONDITION TO THE EFFECTIVENESS OF THE DRAW AND THE BANK WILL DETERMINE TO HONOR OR DISHONOR ON THE BASIS OF  PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

IF BENEFICIARY PRESENTS PROPER DRAWING DOCUMENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT, THEN WE SHALL PAY ONLY FROM OUR OWN FUNDS UNDER THIS LETTER OF CREDIT AT OR BEFORE THE FOLLOWING TIME (THE “PAYMENT DEADLINE”): (A) IF PRESENTMENT IS MADE AT OR BEFORE NOON OF ANY BUSINESS DAY, THEN THE CLOSE OF THE NEXT BUSINESS DAY; AND (B) OTHERWISE, THE CLOSE OF THE SECOND BUSINESS DAY. WE WAIVE ANY RIGHT TO DELAY PAYMENT BEYOND THE PAYMENT DEADLINE. IF WE DETERMINE THAT DRAWING DOCUMENTATION IS NOT PROPER, THEN WE SHALL SO ADVISE BENEFICIARY IN WRITING, SPECIFYING ALL GROUNDS FOR OUR DETERMINATION, WITHIN TWO BUSINESS DAYS AFTER THE PAYMENT DEADLINE.

WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE INTO THE VALIDITY OF OR BASIS FOR ANY DRAW, AND WE WAIVE ANY DEFENSE BASED ON FRAUD OR CLAIM OF FRAUD.

NO AMENDMENT THAT ADVERSELY AFFECTS BENEFICIARY SHALL BE EFFECTIVE WITHOUT BENEFICIARY’S WRITTEN CONSENT.

THIS LETTER OF CREDIT SHALL BE TRANSFERRED BY THE ISSUING BANK AT THE REQUEST OF THE BENEFICIARY ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY DESIGNATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT “B” ATTACHED HERETO). OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00) IS FOR THE ACCOUNT OF THE APPLICANT AND PAYMENT OF SUCH TRANSFER FEE IS NOT A CONDITION TO SUCH TRANSFER. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT TO REFLECT THE TRANSFER AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.

WE IRREVOCABLY HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT IRRESPECTIVE OF ANY CLAIM BY ANY OTHER PERSON.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH

OTHER BANK MAY REASONABLY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ISP98, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590; AND,TO THE EXTENT NOT INCONSISTENT WITH ISP98, ARTICLE 5 OF THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK.

SILICON VALLEY BANK
[BANK USE]	[BANK USE]
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF                                           US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO.                                                DATED

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
	SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature & Title

GUIDELINES TO PREPARE THE DRAFT

1.              DATE: ISSUANCE DATE OF DRAFT.

2.              REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.              PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.              US$: AMOUNT OF DRAWING IN FIGURES.

5.              USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.              LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.              DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.              BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.              AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AT 408-654-6274 OR 408-654-7716 OR 408-654-5545 OR 408-654-7127 OR 408-654-3035.

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE		RE:	IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054			NO. ISSUED BY
	ATTN:	INTERNATIONAL DIVISION.		SILICON VALLEY BANK, SANTA CLARA
		STANDBY LETTERS OF CREDIT		L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF TO REFLECT THE TRANSFER AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

EXHIBIT F

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE.  IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1.                                      No Tenant Party shall encumber or obstruct the common entrances, lobbies, elevators, sidewalks and stairways of the Building(s) or the Project or use them for any purposes other than ingress or egress to and from the Building(s) or the Project.

2.                                      Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building(s) without Landlord’s prior written consent.  Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

3.                                      If Landlord reasonably objects in writing to any curtains, blinds, shades, screens, hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, and (a) such window, door or windowsill is visible from the exterior of the Premises and (b) such curtain, blind, shade, screen, hanging plant or other object is not included in plans approved by Landlord, then Tenant shall promptly remove such curtains, blinds, shades, screens, hanging plants or other similar objects at its sole cost and expense.

4.                                      No deliveries shall be made that reasonably impede or interfere with other tenants in or the operation of the Project.  Movement of furniture, office equipment or any other large or bulky material(s) through the Common Area of the Bent Building shall be restricted to such hours as Landlord may designate and shall be subject to reasonable restrictions that Landlord may reasonably impose.

5.                                      Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws.  Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Bent Building to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Bent Project.

6.                                      Tenant shall not use any method of heating or air conditioning other than that approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.

7.                                      Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease.  Tenant shall not interfere with radio, television or other digital or electronic communications at the Project or elsewhere.

8.                                      Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited.  Tenant shall cooperate with Landlord to prevent such activities by any Tenant Party.

9.                                      Tenant shall store all of its trash, garbage and Hazardous Materials in receptacles within its Premises or in receptacles designated by Landlord outside of the Premises.  Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal.  Any Hazardous Materials transported through Common Area shall be held in secondary containment devices.  Tenant shall be responsible, at its sole cost and expense, for Tenant’s removal of its trash, garbage and Hazardous Materials; provided, however, that Tenant is encouraged to participate in the waste removal and recycling program in place at the Project.

10.                               The Premises shall not be used for lodging or for any improper, immoral or objectionable purpose.  No cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11.                               Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

12.                               Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13.                               Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14.                               Tenant shall not modify any locks to the Premises without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay.  Tenant shall furnish Landlord with copies of keys, pass cards or similar devices for locks to the Premises.

15.                               Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.

16.                               Tenant shall not permit any animals in the Project, other than for guide animals or for use in laboratory experiments.

17.                               Bicycles shall not be taken into the Building(s) except into areas designated by Landlord.  Landlord agrees to designate one or more areas for the daytime storage of bicycles; provided that

Landlord may change the location of the designated areas from time to time in Landlord’s discretion.

18.                               The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.

19.                               Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.

20.                               Smoking is prohibited inside the Buildings, but is permitted in designated outdoor areas of the Project.

21.                               The Project’s hours of operation are currently 24 hours a day, seven days a week.

22.                               Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by Applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

23.                               Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation.  Tenant shall not permit any person to enter the Premises or the Project for the purpose of providing such extermination services, unless such persons have been approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.  If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

24.                               If Tenant desires to use any portion of the Common Area for a Tenant-related event, Tenant must notify Landlord in writing at least thirty (30) days prior to such event on the form attached as Attachment 1 to this Exhibit, which use shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.  Notwithstanding anything in the Lease or the completed and executed Attachment to the contrary, Tenant shall be solely responsible for setting up and taking down any equipment or other materials required for the event, and shall promptly pick up any litter and report any property damage to Landlord related to the event.  Any use of the Common Area pursuant to this Section shall be subject to the provisions of Article 28 of the Lease.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the

Project, including Tenant.  These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.  Landlord reserves the right to make such other and reasonable rules and regulations as, in its reasonable judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with written notice thereof.  Tenant agrees to abide by these Rules and Regulations and any reasonable additional rules and regulations issued or adopted by Landlord.  Tenant shall be responsible for the observance of these Rules and Regulations by all Tenant Parties.

ATTACHMENT 1 TO EXHIBIT F

REQUEST FOR USE OF COMMON AREA

[TENANT LETTERHEAD]

VIA [              ]

[Date]

BMR-Rogers Street LLC

17190 Bernardo Center Drive

San Diego, California  92128

Attn:  Senior Director, East Coast Operations

Re:                             Notice of Request to Use Common Area

To Whom It May Concern:

Momenta Pharmaceuticals, Inc., requests that it have use of the common area as described below:

Event Description:

Date:

Location at Property:

Number of Attendees:

Open to the Public?	☐ YES	☐ NO

Food and/or Beverages?	☐ YES	☐ NO

If YES:

•                  will alcohol be served (Note:  Proof of an insurance endorsement for serving alcohol must be provided) ☐ YES   ☐ NO

• please describe:

Other Amenities (tent, band, etc.):

Other Event Details:

Please let us know at your earliest convenience whether such use is approved.

Sincerely,

F-1-1

[Name]
[Title]

To Be Completed by Landlord:

☐ APPROVED              DENIED ☐

The following conditions apply to approval (if approved):

1.

BMR-ROGERS STREET LLC

By:
Name:
Its:
Date:

F-1-2

EXHIBIT G

PARKING AND TRANSPORTATION
DEMAND MANAGEMENT PLAN DOCUMENTS

G-1

[LOGO] CITY OF CAMBRIDGE • EXECUTIVE DEPARTMENT Robert W. Healy, City Manager Richard C. Rossi, Deputy City Manager PTDM Ordinance — AMENDMENT — FINAL DECISION Project: 301 Binney Street - 320 Bent Street Project Number: F-14, Amendment #3 Applicant Rogers Street, LLC. Contact: Daniel Winny Address: c/o Lyme Properties, 101 Main Street, 18th Floor, Cambridge, MA 02142 Date of Application: 4/11/02 Decision Deadline: 6/10/00 Date of Issue: 5/24/02 This form indicates the FINAL decision of the Parking and Transportation Demand Management Planning Officer with respect to the PTDM plan submitted for the project listed above. Please review the enclosed attachments, which include information about ongoing monitoring and reporting relative to this project. Decision: Approve (attachment: approval letter and copy of plan) El Approve with Conditions (attachment: letter of conditions and copy of plan) 0 Deny (attachment: reason for denial and copy of plan) Catherine E. Preston, AICP PTDM Planning Officer 795 Massachusetts Avenue, Cambridge, Massachusetts 02139 Voice: 617.349.4300 Fax:617.349.4307 TTY: 617.349.4242 Web: www.ci.cambridge.ma.us

[LOGO] CITY OF CAMBRIDGE • EXECUTIVE DEPARTMENT Robert W. Healy, City Manager Richard C. Rossi, Deputy City Manager May 24, 2002 Daniel Winny Lyme Properties 101 Main Street, 18th Floor Cambridge, MA 02142 Dear Mr. Winny: The attached form indicates the final decision on the Parking and Transportation Demand Management plan for the project located at 301 Binney Street - 320 Bent Street. The final decision is an approval with conditions reflecting changes that must be made to your plan. This letter spells out the conditions that are placed on your plan, as well as recommendations for additional TDM programs that may improve your non-SOV mode split. The last section lays out more details about implementation of the monitoring and reporting program that is required as part of your plan. Plan Conditions The following conditions are placed on the PTDM plan for 301 Binney Street - 320 Bent Street: The revised plan does not address the mode split commitment, or appropriate TDM measures, for patrons of the retail and/or restaurant portions of the project. The SOV mode split commitments for non-employee trips are derived from the 1995 Nationwide Personal Transportation Survey (NPTS), adjusted for Cambridge Census Tracts. The NPTS SOV rate for restaurants nationwide is 25%. Using an adjustment factor of 0.770 (the ratio of SOV commuting rates in this Census tract to the National rates), we get a baseline restaurant patron mode split of 19% SOV. Similarly, the NPTS SOV rates for shopping trips nationwide is 46%. Using the same adjustment factor, we get a baseline retail patron mode split of 35%. Then, to both of these mode splits, we apply the standard 10% reduction, resulting in a 17% SOV mode split for restaurant patrons and a 32% SOV mode split for retail patrons. • CONDITION: The mode split commitment for patrons of a restaurant shall be 17% SOV. The mode split commitment for patrons of a retail establishment shall be 32% SOV. If other non-office uses are proposed, the applicant shall consult the PTDM Planning Officer to determine the appropriate mode split commitment. 795 Massachusetts Avenue, Cambridge, Massachusetts 02139 Voice: 617.349.4300. Fax: 617.349.4307 TTY: 617.349.4242 Web: www.ci.cambridge.ma.us

[LOGO] CONDITION: Restaurant and retail tenants shall be required to emphasize the location's accessibility via transit in all advertising materials. In the event that the mode split for patrons of these uses is not met, additional reasonable measures shall be undertaken to meet this mode split. Additional Recommendations In addition to the conditions listed above, I am recommending the implementation of the following additional TDM measures. If the current plan fails to reach the stated mode split goal, implementing these programs will help to achieve that goal. • Charge employees for the full cost of their parking directly. • Implement financial incentives for walking and bicycling. Monitoring and Reporting Mode split information shall be monitored and reported annual. Driveway counts and parking utilization shall be reported every two years. If the certificate of occupancy is issued between September 1 and February 29, the monitoring shall take place during the months of September or October and be reported to the PTDM Planning Officer no later than November 30. If the certificate of occupancy is issued between March 1 and August 31, monitoring shall take place during the months of April or May and be reported to the PTDM Planning Officer no laterthan June 30. This will ensure that the monitoring captures a realistic assessment of the performance of the project, while giving time to compile the results and report them to the City. It is important to note that while approvals under the PTDM ordinance are transferable by and among private parties, this is contingent upon the new owner agreeing to continue to operate under the existing PTDM plan. Should the owner elect to transfer all or some portion of•the project, Section 10.18.050 (g) of the PTDM ordinance would apply. I look forward to working with you in the future as you implement the elements of this plan. If you have any questions, please feel free to contact me by phone at 617-349-4673 or by email at cpreston@ci.cambridge.ma.us. Sincerely, Catherine E. Preston, AICP Catherine E. Preston, AICP Parking and Transportation Demand Management Officer cc: B. Rubenstein S. Rasmussen S. Clippinger J. Schrieber

PARKING AND TRANSPORTATION DEMAND MANAGEMENT PLAN PROPOSED RESEARCH AND DEVELOPMENT/RETAIL BUILDINGS 301 BINNEY STREET AND 320 BENT STREET CAMBRIDGE, MASSACHUSETTS Prepared for: ROGERS STREET, LLC Cambridge, MA May 2002 Prepared by: VANASSE & ASSOCIATES, INC. 10 New England Business Center Drive, Suite 314 Andover, MA 01810 (978) 474-8800 Copyright © 2002 by VAI All Rights Reserved

CONTENTS PARKING AND TRANSPORTATION DEMAND 1 MANAGEMENT PLAN 1 Project Description 1 Parking Demand Analysis 2 Travel Mode Split Commitment 2 Public Transportation 3 Bicycles and Walking 4 Ridesharing Program 4 Alternative Work Schedules 5 Management 5 Parking 6 Monitoring and Reporting 6 Corporate Officer Certification 7 PARKING GARAGE AND FIRST FLOOR PLANS (To be Provided under Separate Cover).

Page 1 of 2 City of Cambridge, Massachusetts 12/19/00 INTERDEPARTMENTAL PARKING FACILITY REGISTRATION FORM Application must include a signed and dated scale layout of the parking facility with lot lines, driveways, curb cuts, parking stalls, loading zones, building entrances/exits, pedestrian walkways, bicycle storage, etc. 3.) Name and address of property. owner: Rogers Street, LLC, C/O Lyme Properties, LLC 101 Main Street, 18th Floor, Cambridge, MA 02142 Telephone: 617-225-0909 4.) Name and address of parking facility operator: Rogers Street, LLC, C/O Lyme Properties, LLC 101 Main Street, 18th Floor, Cambridge, MA 02142 Telephone: 617-225-0909 5) Will any of the users be located off-site? Yes. No. If "yes, indicate name and address of off-site user(s): (company, residence, individual, or "general public") 6.) Type of Request: 7.) Type of Facility: 8.) Type of Use: New facility Lot Commercial (general public for a fee) Modified facility Garage Accessory2 (with a fee? Yes No) Principal (with a fee? Yes No) 932 Lab/Retail; 9.) Number of Parking Spaces Required by Zoning*: Minimum 503 Maximum Unlimited for Housing 10.) Number of Current and Proposed Parking Spaces by Type and User(s): Registered: Proposed: Proposed User(s): (Name of company, residence, or individual) Commercial (for a fee) Residential 41 37 Residents of proposed development (301 Binney Street/157 Sixth St.) Employee 195 466 Tenants of proposed development (301 Binney St. and 320 Bent St.) Customer/Client Included Visitor/Guest Included, Patient Student I hereby certify that all information supplied on this form is true, accurate and complete. I also certify that this information meets the requirements of Article 6 of the Cambridge Zoning Ordinance. Owner Signature & Title Date Operator Signature & Title Date. Print Name (Owner) & Title Print Name (Operator) & Title 1 For questions, contact the Assessing Department at 349-4343 or on the web at www2.ci.cambridge.ma.us/assessor/index.html. 2Accessory use parking only has non-commercial users who are located on-site.3 Principal use parking has a non-commercial user who is located off-site. 4 Parking requirements are described in Article 6 of the Cambridge Zoning Ordinance. Call Inspectional Services at 349-6100. Pre-existing off-street parking spaces are registered in the City parking inventory. Call the Traffic Department at 349-4745. APPLICATION IS NOT COMPLETE WITHOUT LAYOUT ATTACHED. 1.) Name and address of parking facility: Binney Street Garage 301 Binney Street, Cambridge, MA 02142 Telephone: 2.) Location of parking facility according to Assessing Department1: Block No. 31 Lot No.(s) 8, 12, and 13

Page 2 of 2 FOR CITY OF CAMBRIDGE USE ONLY. DO NOT WRITE BELOW THIS LINE 12/19/00 Instructions: First department to receive application should confirm applicant has completed first page and understands that the required sign-offs may be conditional on others in order. After that department completes the tope line of this page and any possible sign-off(s), application should be forwarded to next department for sign-off. Each signing department must indicate the approved # of spaces under "parking tally” plus any conditions. The Traffic Department can not sign-off on a building permit until parts 1), 2), and 4) below are signed. Zoning can not review a building permit application until Traffic has signed off. Licensing can not approve a parking license, if required, until parks 1), 2), 3), and 4) below are signed. Regarding the application for Parking Tally the following approvals must be received: Proposed: 1) Number of spaces registered in the parking inventory (info: 349-4745): Commercial Residential Other (employee, visitor, etc.) Registered: conditions: Signed Department of Traffic, Parking & Transportation Date 2) Facility has approved Parking & Transportation Demand Management Plan (info: 349-4745): Yes. No, not required. PTDM: conditions: Department Signed of Traffic, Parkins & Transportation Date 3) Facility has permit from Board of Zoning • Signed Appeals (info: 349-6100): Yes, spaces valid until / / . BZA: conditions: No, not required. Inspectional Services Department Date 4) Facility has received a commercial parking Signed permit from the CPCC (info: 349-4745): Yes, spaces valid until /_/ CPCC: . conditions: No, not required. Department of Traffic, Parking & Transportation Date 5) Facility has received a parking license from the License Commission (info: 349-6100): q Yes, spaces valid until License: Garage & gasoline storage permit required. _/_/_. conditions: No, not required. • Signed Cambridge License Commission Date To be completed by Inspectional Service or License Commission: Final Approved Number of Spaces For use by the Traffic Department: Final Parking Inventory Registration: Commercial Residential Other Exempt FORWARD COPIES TO: DEPARTMENT OF TRAFFIC, PARKING & TRANSPORTATION; INSPECTIONAL SERVICES DEPARTMENT; LICENSE COMMISSION; AND PARKING & TRANSPORTATION DEMAND MANAGEMENT OFFICER.

PARKING AND TRANSPORTATION DEMAND MANAGEMENT PLAN PROJECT DESCRIPTION The project site is located at 301 Binney Street and 320 Bent Street in Cambridge, Massachusetts. The existing project is permitted for 427,828 square foot (sf) gross floor area (gfa) of telecommunications space, 39,764 sf gfa of lab/research and development (R&D) space, and 41 apartment units (38,502 sf gfa); for a total of 506,094 sf GFA. A Parking and Transportation Demand Management (PTDM) plan for this existing project was approved on June 30, 2000 and amended on January 11, 2002. The building at 320 Bent Street is complete and a Certificate of Occupancy was issued on January 24, 2002. The garage and building at 301 Binney Street, including the houiing component whose address is 157 Sixth Street, are currently under construction. A PTDM amendment is now requested to reflect proposed changes in the uses, but not the total sf area of the project. The proposed new uses include 452,592 sf of R&D space, 17,500 sf of ancillary retail space, and 36,002 sf of residential space in the two buildings. The 301 Binney Street building will contain 289,852 sf of R&D space, 17,500 sf of retail space, and 36,002 .sf of residential space for a total of 343,354 sf. The 320 Bent Street building will contain 162,740 sf of R&D space. It should be noted that the aforementioned square footages are “floor area gross” as defined in the Cambridge Zoning Ordinance. Parking for both buildings will be provided in a 503-space private parking garage situated beneath the building located at 301 Binney Street. Access to the sites will be provided by way of Rogers Street, which is a private way. All truck access to the sites will be from Binney Street by way of Fulkerson Street and Sixth Street. Directional signs will be provided for trucks exiting the development on Rogers Street at Fulkerson Street and at Sixth Street to direct truck traffic to Binney Street from the project site. These signs will consist of a right-turn restriction for trucks exiting the development onto Fulkerson Street and a left-turn restriction for trucks exiting the development onto Sixth Street. The goal of these restrictions is to eliminate project-related truck traffic from the residential areas to the north o the development site. Figure 1 depicts the site location in relation to the existing roadway network. Detailed Traffic Impact Assessment/Interim Planning Overlay Petition (TIA/IPOP) Analyses were prepared by VAI for both 170 Fulkerson Street and 157 Sixth Street (as 320 Bent Street and 301 Binney Street were previously known) on behalf of Rogers Street, LLC in November 1999 and were subsequently certified by the City as complete. At that time, the 170 Fulkerson Street project (now 320 Bent Street) was to consist of the development of a 135,000 sf office/telecommunications building, with the 157 Sixth Street project (now 301 Binney Street) consisting of 185,000 sf of office/telecommunications space and 180,000 sf of biotechnology space. Parking was to be provided on-site by way of a 233-space private parking garage located beneath the 157 Sixth Street building. During the City approval process for the development sites, the 301 Binney Street site was ultimately approved for 360,000 sf of office/telecommunications space, with the 320 Bent Street site approved for 135,000 sf of

[LOGO]

office/telecommunications space (the later increase in square footage from 495,000 sf to 506,094 sf is attributable to the housing units added as an amendment to the 301 Binney Street building permit in compliance with the requirements of the “Larkin” zoning amendment). Parking was reduced to 158 spaces in the originally approved PTDM plan for the projects. A new Traffic Impact Study/Special Permit Criteria Analysis TIS/SPCA) was prepared by VAI in April 2002 and submitted to the City of Cambridge for the proposed changes of use to the approved 301 Binney Street and 320 Bent Street development programs. The TIS/SPCA for the changes of use was Certified by the City as “complete and reliable” on April 30, 2002. PARKING DEMAND ANALYSIS A parking demand analysis was conducted for the development consistent with the vehicle-trip-generation calculations and travel mode split assumptions for project traffic as presented in the April 2002 TIS/SPCA. The analysis is based upon minimum City zoning requirements and is summarized in Table 1. Table 1 PARKING DEMAND ANALYSIS Type of Use Parking Space Ratio Number of Spaces Residential Use 1 per unit 37 (37 Apartments) R&D (Proposed 452,592 sf) General Retail (17,500 sf) TOTAL 1 per 1,050 sf 1 per 500 sf 431 503 35 Based upon the above analysis, the overall parking ratio for the development will be approximately 1 space per 1,006 sf (506,094 sf total space). Parking for the proposed development will be provided in a 503-space private parking garage situated beneath the building located at 301 Binney Street. TRAVEL MODE SPLIT COMMITMENT The 'travel mode split assumptions for the development were determined based on a review of 1990 U.S. Census Data and statistics compiled by the Metropolitan Area Planning Commission (MAPC). The travel mode split assumptions for the development were approved by the City of Cambridge Traffic,. Parking and Transportation Department and are summarized in Table 2.

Table 2 TRAVEL MODE SPLIT Mode of Travel Proposed Travel Mode Split R&D Center Residential and Retail Drive Alone 50 50 Rideshare 6 16 Transit 22 28 Bike 3 1 Walk 19 5 Other 0 0 TOTAL 100 100 Vehicle Occupancy Ratio 1.09 1.09 As shown in Table 2, the project proponent is committed to a 56 percent automobile mode split, which includes a 6 percent rideshare goal for the residential component of the project, and a 66 percent automobile mode split, which includes a 16 percent rideshare goal for the R&D and retail components of the project. The single-occupant vehicle (SOV) commitment is 50 percent for the entire development. The project proponent will monitor conditions to insure compliance with the mode split commitments. The monitoring and reporting system is documented later in this report. PUBLIC TRANSPORTATION The project site is ideally situated to take advantage of public transportation (transit) services in the area provided by the Massachusetts Bay Transit Authority (MBTA). The MBTA currently operates five public bus routes that serve the immediate vicinity of the project site. In addition, the Kendall Square Station on the Red Line and Lechmere Station on the Green Line are located within walking distance of the project site. Two shuttle bus services also operate in the vicinity of the project sites. The Galleria Shuttle originates in Kendall Square on Main Street and travels on Main Street, Galileo Galilei Way, Broadway, and Third Street, with connections to the Galleria Mall. The EZ-Ride shuttle originates from Cambridgeport and travels to North Station, with stops along Broadway, Kendall Square, Sixth Street, Third Street, and at Lechmere Station. The following measures will be implemented by the project proponent in order to encourage the use of public transportation by employees, residents and visitors of the planned development: • MBTA bus and subway schedules will be available on-site • MBTA passes will be sold on-site • Tenants will be encouraged to provide 100 percent transit subsidies • Employers will be encouraged to implement the Commuter Check program Rogers Street, LLC will join the other Lyme Properties affiliates at Kendall Square and Fort Washington Research Center in contributing to the EZ-Ride shuttle on a proportional basis upon full tenant occupancy of 320 Bent Street and subsequently 301 Binney Street. Lyme Properties will provide a covered bus shelter at an appropriate location on-site. In addition, Rogers Street, LLC will require tenants to offer 100 percent T-pass subsidies to their employees as long as University Park, Necco, Amgen, Biogen and Tech Square are required by the City of Cambridge to do the same.

Language in tenant leases will state that tenants should discourage the use of single-occupant vehicle commuting and promote the use of alternative modes of transportation and/or alternative work hours. In addition, language in the leases will encourage tenants to subsidize MBTA passes. At a minimum, tenants will be required to provide employees with the Commuter Choice program to the maximum allowed transportation fringe benefits. BICYCLES AND WALKING Bicycle spaces will be provided in a secured area within the 301 Binney Street parking garage. Rogers Street, LLC will provide 50 long-term bicycle spaces in the garage in addition to 29 bicycle spaces for short-term deliveries near entrances, as shown on the site plans. In addition, on-site shower facilities for employees will be provided as part of the required tenant or base building buildout. The overall site plan has been established with a sensitivity towards pedestrian access. The planned development has been designed to be handicapped accessible and sufficient illumination will be provided on-site. The project architect will work with the City of Cambridge Bicycle Coordinator to design long- and short-term bicycle parking and to ensure compliance with City standards. In addition, bicycle maps indicating the location of bicycle facilities in the area will be posted in a central location within the development to encourage bicycle commuting. At a minimum, the bicycle spaces will: • Allow the frame and one wheel to be locked to the rack with a high security, U-shaped shackle lock if both wheels are left on the bicycle. • Be securely anchored. • Located near a main entrance lobby. • Be covered. • Each parking space must be accessible without moving another bicycle — generally, allow for 2 feet by 6 feet for each bicycle parking space with a five foot aisle behind to allow room for maneuvering. • Short-term bicycle parking will be provided convenient to the primary street level entrance. In order to encourage pedestrian access to the development and the community, the project proponent will reconstruct sidewalks along the project frontage on Binney Street, Fulkerson Street, Sixth Street, and the Rogers Street entrance in conjunction with the proposed project RIDESHARING PROGRAM Ridesharing refers to encouraging commuters to ride in vehicles with other commuters rather than drive alone to work. Given the number of employees in the area, a coordinated rideshare program could be very successful. The most common forms of ridesharing are carpools and vanpools. The benefits of such programs include less congestion, reduced fuel consumption, and better air quality. In conjunction with other Lyme Properties affiliates, Rogers Street, LLC will do the following: • Join the local Charles River Transportation Management Association (CRTMA) who provide numerous services including: — Computerized carpool/vanpool matching programs Guaranteed ride home program

• Implement joint programs with area tenants, including an annual transportation fair to be held at least once a year. • Provide a new employee information packet which will be distributed to all employees that will include information about the various TDM programs that are available and the ways in which employees can participate. • Provide a quarterly bulletin or newsletter reminding employees about the programs and making them aware of any new or modified services. • Coordinate with CARAVAN which leases commuter vans and provides administrative and organizational assistance. • Provide preferential parking for car-poolers. • Install commuter information centers or bulletin boards at one or more prominent location(s) in each of the subject buildings that would include up-to-date information about the various TDM programs that are available, as well as transit schedules and maps, ridematching forms, and promotional fliers. • Provide a web site containing a variety of alternative mode information links which employees can use to find information about TDM programs or to obtain information from other sites (such as the MBTA or CARAVAN). Rogers Street, LLC will designate 47 spaces for car and vanpool parking on a preferential basis in the garage and will monitor their utilization and adequacy. In addition, Rogers Street, LLC will charge tenants for parking as additional rent independent of base building lease payments. ALTERNATIVE WORK SCHEDULES Flexible work hours allow employees to vary work schedules and reduces peak-hour traffic demands. Tenants of the development will be encouraged to implement flextime policies in order to reduce peak-hour traffic demands associated with the proposed project. Of all allowed uses in the Industry A-1 district, laboratory R&D provides the most flexible work hours. MANAGEMENT The project proponent will implement several management strategies designed to discourage the use of SOVs and encourage ridesharing and the use of alternative modes of transportation. • The following strategies will be implemented by the property management team: • Provide an on-site transportation coordinator. • Join the CRTMA. • Disseminate promotional materials to new employees on ridesharing and public transportation services. • Provide preferential parking for carpoolers. • Provide guaranteed ride home program (available through the TMA). • Work with the City of Cambridge Office of Work Force Development to hire local residents. • Promote an annual transportation awareness day. • Develop a newsletter or email for employees in conjunction with the TMA promoting available Transportation Demand Management (TDM) programs. • Install two electric vehicle charging stands. These strategies will be encouraged by tenants pursuant to lease rules and regulations.

PARKING An on-site parking supply of 1 space per 1,006 sf (506,094 sf total space) will be provided for residents, employees and visitors of the development. This parking ratio is sufficient to accommodate the anticipated parking demands associated with the planned development with implementation of an aggressive TDM program and incentives to use alternative modes of transportation as committed to by the project proponent herein. All of the proposed parking spaces will be accessory to the uses planned within the development, with no commercial spaces provided. In addition, Rogers Street, LLC will contract with Kendall Square/Cambridge Research Park for 145 spaces if the non-residential demand exceeds 466 spaces. Upon full occupancy by tenants, Lyme Properties will conduct bi-annual parking counts. If additional parking is warranted and Rogers Street, LLC can provide stacked or valet parking on-site, Rogers Street, LLC will amend the PTDM Plan and register the additional parking spaces. MONITORING AND REPORTING A monitoring program to document vehicle, pedestrian, and bicycle usage to the development will be provided to .the City of Cambridge on an annual basis. The monitoring program, including traffic counts and surveys, will provide detailed information on the travel modes used to travel to work and overall transportation characteristics. The monitoring program will include the following: • Documentation on MBTA transit pass subsidies and carpooling (annually) • Measured mode split (annually) • Morning and evening peak-hour traffic counts at the site driveways (Rogers Street at Fulkerson Street and Rogers Street at Sixth Street) (every two years) • Twenty-four-hour automatic traffic recorder (ATR) counts at the site driveways (Rogers Street, east of Fulkerson Street, and Rogers Street, west of Sixth Street) (every two years) • Documentation relative to coordination with the City of Cambridge Office of Work Force Development to hire local residents.

This information will be provided to the City of Cambridge (based on date of certificate of occupancy), including recommendations to improve the PTDM program for the development, if necessary. In addition, initial employee surveys will be conducted in consultation with the CRTMA to identify employee commuter patterns and bring awareness to new employees of available TDM programs. In the event that the monitoring and reporting plans show that the SOV mode split goals are not being met, the applicant must make reasonable additional efforts to achieve the stated goals. CORPORATE OFFICER CERTIFICATION I hereby certify that the parking to be provided at this parking facility will be accessory to the uses within the planned development and that no commercial parking spaces will be provided. Should it be desired in the future to provide commercial parking within the facility, a commercial parking permit will be obtained from the City of Cambridge for each space to be used in such manner prior to their use as commercial spaces. Signed: Print Name: Title: Date:

City of Cambridge Community Development Department 344 Broadway, Cambridge, MA 02139 Attention: PTDM Planning Officer Parking and Transportation Demand Management Plan Property Transfer Form Name and Address of Transferee BME-Rogers Street LLC, 17140 Bernando Center Dr., Ste 222, San Diego, CA 92128 Telephone 858-485-9840 Name and Address of Approval Holder Lume Properties, 101 Main Street, Cambridge, MA 02142 Telephone 617-253-0909 Name and Address of Facility Rogers St. F-14 Amendment #3, 301 Binney St., 320 Bent St., Cambridge, MA 02142 Telephone  Date of Current PTDM Plan Approval May 24, 2002. Instructions for Transferee: Complete either Section A or Section B within thirty (30) days of title transfer. Attach information about changes in use of the parking facility and associated building& If completing Section B, attach proposed revisions to approved plan. Section A I certify that I have reviewed and agree to implement the approved Parking and Transportation Demand Management plan for this facility. I understand the commitments made in the approved PTDM plan, including the commitment not to exceed a Single-Occupant Vehicle mode split of 50% for this facility. I understand that failure to implement the approved PTDM plan may result in enforcement actions per the Parking and Transportation Demand Management Ordinance. Section B I understand that the facility being transferred is subject to the Parking and Transportation Demand Management Ordinance. Having reviewed the approved PTDM plan, I believe that revisions to the approved plan are warranted and I am submitting a revised plan for approval. I understand that pending amendment of the approved plan or approval of a replacement plan, the approved plan is still in effect and I am responsible for its implementation. Transferee Signature and Title Date April 2000

EXHIBIT H

MAINTENANCE MATRIX

H-1

320 BENT The below CAM pool is the pool used to account for all expenses PREMISES= Includes all costs associated within the TENANT space BASE BUILDING = Includes all cost associated within the occupied building. MOMENTA MATRIX CAM POOL Account Landlord Maintenance Tenant Maintenance Utilities: Building Electricity x Premises Electricity x Building Gas x Base Building Plumbing System x Premises Plumbing System x Base Building HVAC Systems x Premises Gas x Building Water/Sewer x Premises Water/Sewer x Data/telecom cabling x Maintenance & Repairs Premises Bulbs/Ballasts x Premises Lighting Repairs x Premises Electrical Supplies x Premises Electrical Repairs x Premises Carpet/Floor Repairs x Premises Ceiling Repairs x Premises Computer Service x Base Building Electrical Supplies x Base Building Electrical Repairs x Base Building Environmental Repairs x Base Building Equipment Maintenance x Premises Equipment Rental x Base Building Equipment Rental x Exterior Repairs x Premises Fire Extinguisher x Base Building Fire Extinguiishers x Base Building General Repairs x Base Building Shared Generator #3 (See Attachment) x Tenant Dedicated Generator #2 (See Attachment) x Base Building loading dock/overhead doors x Base Building Glass Replacement x Premises Glass replacement x Base Building Key and Keycard Stock x Premises key and Keycard Access x Inspection Fees x Locksmith x Premises Maintenance Supplies x Base Building Maintenance Supplies x Premises Painting x Base Building Pest Control x Premises Pest Control x Premises Plumbing Repairs x Premises Plumbing Supplies x Acid Neutralization Tank / MWRA x Premises water heaters x Premises Reverse Osmosis System x Premises Vivarium x Tenant Glass wash/Autoclave x Base Building Sign Installation / Repairs x Premises Sign Repairs x Base Building Uniforms x Premises Janitorial: Contracted Service x Power Washing x Window Washing x HVAC Base Building Repairs (includes equipment on roof and within Premises if such equipment serves space other than Premises in addition to serving Premises) x Base Building Maintenance (includes equipment on roof and within Premises if such equipment serves space other than Premises in addition to serving Premises) x Tenant area heating system located within the Premises and exclusively serving the Premises x Tenant area cooling system located within the Premises and exclusively serving the Premises x Tenant area exhaust system located within the Premises and exclusively serving the Premises x Automatic temperature control system located within the Premises and exclusively serving the Premises x Tenant general exhaust and lab exhaust fans, duct and risers x Tenant supply and return air duct to AHUs in tenant area x Supplemental cooling systems dedicated to Tenant x Tenant compressed air (If applicable) x Tenant central vacuum system (If applicable) x Tenant fume hoods x

Landscape & Grounds Maintenance: Base Building Contracted Service x Interior of Premises Landscaping x Landscaping Repairs x Parking Lot Repairs x Shuttle x Premises Trash Removal x Premises Recycling x Vehicle Repairs & Maintenance x Lot and Landscape - Other x Snow Removal x Security & Life Safety: Base Building Contracted Security Service x Premises Constracted Security Services x Card access system for building entrances x Card access system for Tenant entrances and interior doors x Base Building Security Supplies x Base Building Life Safety Inspections x Base Building Fire & Life Safety - Repairs x Premises Fire & Life Safety - Repairs x Property Administrative: Cell Phones and Pagers x Consultant Fees x Computer Supplies & Repairs x Legal Fees x Licenses & permits x Office General x Office Rent x Office Supplies x Salaries & Related: Administrative Salaries x Administrative P/R Taxes & Related x Maintenance Salaries x Maintenance P/R Taxes & Related x Temporary Help x Management: Management Fee x Taxes: Real Property & School x Insurance: Boiler & Machinery Insurance x DIC Insurance x Liability Insurance x Property Insurance x Environmental Insurance x

EXHIBIT I

[INTENTIONALLY OMITTED]

I-1

EXHIBIT J

TENANT’S PERSONAL PROPERTY

J-1

MNTA Bent Street Personal Property Equipment Location Equipment Description Associated Utilities Mobile or Stationary Disposition Intent Basement, room B-9 Walk-in cold room -1 Elec, plumb, duct, alarms Stationary Remain Basement, room B-26 Cold room condensor Elec, plumb, duct, alarms Stationary Remain Basement, room B-34 Walk-in cold room -2 Elec, plumb, duct, alarms Stationary Remain Basement, room B-26 Cold room condensor Elec, plumb, duct, alarms Stationary Remain Basement, room B-12 Laminar flow hood Elec, plumb, duct, alarms Stationary Remain Basement, room B-2 Equipment utility panels Elec, plumb, duct, alarms Stationary Remain Basement, room B-2 Sump pump, pit & manifold Elect, plumb, hardware Stationary Remain Basement, all areas Piping, valves & fittings Plumbing Stationary Remain Basement, all areas Ducts, HVAC components Ductwork Stationary Remain Basement, all areas Fire protection systems Elec, plumb, duct, alarms Stationary Remain Basement, all areas Power wiring, panels, lighting Electrical Stationary Remain Basement, all areas Finishes, fixtures, walls, ceilings Architectural finishes Stationary Remain Basement, all areas Fixed furniture, casework Architectural finishes Stationary Remain Basement, all areas Low voltage wiring Electrical Stationary Remain Basement, all areas Utilities mounting hardware Elec, plumb, duct, alarms Stationary Remain Equipment Location Equipment Description Associated Utilities Mobile or Stationary Disposition Intent Basement, cage-1 Bulk N2 storage tanks Elec, plumb, alarms Mobile Remove Basement, room B-22 RO/DI water polishing vessels Plumbing Mobile Remove Basement, room B--2 Process equipment Elec, plumb, alarms Mobile Remove Basement, room B-51 NMR, consoles, components Elec, plumb, alarms Mobile Remove Basement, room B-53 NMR helium compressors Elec, plumb, alarms Mobile Remove Basement, room B-53 Freezers, refrigerators, misc. Elec, plumb, alarms Mobile Remove Basement, room B-1 Bio-safety cabinet Elec, plumb, alarms Mobile Remove Basement, room B-3 Bio-safety cabinet Elec, plumb, alarms Mobile Remove Basement, all areas Benchtop equipment Elec, plumb, alarms Mobile Remove Basement, all areas Lab gas manifolds, tanks Plumbing Mobile Remove Basement, all areas Furniture, storage cabinets N/A Mobile/stationary Remove Basement, all areas Process air filters, dryers Elec, plumb, alarms Mobile/stationary Remove Basement, all areas Process chemicals, waste Chemiicals Mobile Remove Basement, all areas Security systems Card readers, cameras, locks Stationary Remove Basement, all areas Ice machines Elec, plumb, alarms Mobile/stationary Remove Basement, all areas Printers, copiers, fax Elec, tele-data Mobile Remove Equipment Location Equipment Description Associated Utilities Mobile or Stationary Disposition Intent First floor, room 1157 fixed furniture, casework Elec, pumb, hardware Stationary Remain First floor, room 102 fixed furniture, reception Elec, tele-data Stationary Remain First floor, all areas finishes, fixtures, signage Architectural finishes Stationary Remain First floor, room all areas fixed furniture, cubicles Elec, tele-data Stationary Remain

MNTA Bent Street Personal Property Equipment Location Equipment Description Associated Utilities Mobile or Stationary Disposition Intent First floor, room 1154 Card access system Elec, tele-data Mobile Remove First flor, room 1102 Servers, tele-data equip Elec, tele-data Mobile Remove First floor, all areas Audio visual equipment Elect, tele-data Mobile Remove First floor, all areas Chairs, cabinets, stools N/A Mobile Remove First floor, all areas Work benches, desks N/A Mobile Remove First floor, all areas Printers, copiers, fax Elec, tele-data Mobile Remove First floor, all areas Coffee machines Elec, plumb Mobile Remove First floor, room 1118 Flammable cabinets N/A Mobile Remove First floor, room 1119 Waste compactor Plumbing (Comp air) Mobile Remove First floor, room 1119 Flammable cabinets N/A Mobile Remove First floor, room 1117 Storage racks N/A Mobile Remove First floor, room 1117 Pallet jacks N/A Mobile Remove Equipment Location Equipment Description Associated Utilities Mobile or Stationary Disposition Intent Second floor, all areas fixed furniture, casework Elec, pumb, hardware Stationary Remain Second floor, all areas finishes, fixtures, signage Architectural finishes Stationary Remain Second floor, all areas fixed furniture, cubicles Elec, tele-data Stationary Remain Second floor, all areas Low voltage alarm wiring Elec, tele-data Stationary Remain Second floor, all areas Ceilings, walls, doors Elec, pumb, hardware Stationary Remain Second floor, room 205 Bulk storage racks N/A Stationary Remain Second floor, room 231 MSA Oxygen monitor Elec, tele-data Stationary Remain Second floor, room 232 MSA Oxygen monitor Elec, tele-data Stationary Remain Second floor, room 261 MSA Oxygen monitor Elec, tele-data Stationary Remain Second floor, room 262 MSA Oxygen monitor Elec, tele-data Stationary Remain Second floor, room 265 MSA Oxygen monitor Elec, tele-data Stationary Remain Equipment Location Equipment Description Associated Utilities Mobile or Stationary Disposition Intent Second floor, all areas Printers, copiers, fax Elec, tele-data, Mobile Remove Second floor, all areas Coffee machines Elec, plumb Mobile Remove Second floor, all lab areas Water purifiers Elec, plumb Moblie Remove Second floor, all lab areas Benchtop equipment Elec, tele-data, plumb Mobile Remove Second floor, all lab areas Freezers, refrigerators, misc. Elec, plumb, alarms Mobile Remove Second floor, all lab areas Lab gas manifolds, tanks Plumbing Mobile Remove Second floor, all lab areas Lab furniture, storage cabs N/A Mobile/stationary Remove Second floor, all lab areas Process air filters, dryers Elec, plumb, alarms Mobile/stationary Remove Second floor, all lab areas Process chemicals, waste Chemiicals Mobile Remove Second floor, room 220 Bio-safety cabinets Elec, plumb, alarms Mobile/stationary Remove Second floor, room 223 Bio-safety cabinets Elec, plumb, alarms Mobile/stationary Remove Second floor, room 226 Tele-data equipment Elec, tele-data Mobile/stationary Remove Second floor, room 230 Bio-safety cabinets Elec, plumb, alarms Mobile/stationary Remove Second floor, room 266 Bio-safety cabinets Elec, plumb, alarms Mobile/stationary Remove Second floor, room 267 Bio-safety cabinets Elec, plumb, alarms Mobile/stationary Remove Second floor, room 268 Bio-safety cabinets Elec, plumb, alarms Mobile/stationary Remove Second floor, room 237 Bio-safety cabinets Elec, plumb, alarms Mobile/stationary Remove Second floor, room 237 Incubators Elec, plumb, alarms Mobile/stationary Remove Second floor, room 267 Incubators Elec, plumb, alarms Mobile/stationary Remove Second floor, room 268 Incubators Elec, plumb, alarms Mobile/stationary Remove Second floor, room 266 Incubators Elec, plumb, alarms Mobile/stationary Remove Second floor, room 230 Incubators Elec, plumb, alarms Mobile/stationary Remove

EXHIBIT K

FORM OF ESTOPPEL CERTIFICATE

To:                             BMR-Rogers Street LLC

17190 Bernardo Center Drive

San Diego, California  92128

Attention: Vice President, Real Estate Counsel

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California  92128

Re:                             Space in the Basement and on the First and Second Floors (the “Premises”) at 320 Bent Street, Cambridge, Massachusetts (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1.                                      Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of February     , 2013.  The Lease has not been cancelled, modified, assigned, extended or amended [except as follows:  [              ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property.  The lease term expires on [              ], 20[    ].

2.                                      Tenant took possession of the Premises, currently consisting of 105,000 rentable square feet, on [              ], 2013, and commenced to pay rent on the same date.  Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows:  [              ]].

3.                                      All base rent, rent escalations and additional rent under the Lease have been paid through [              ], 20[    ].  There is no prepaid rent[, except $[              ]][, and the amount of security deposit is $[              ] [in cash][OR][in the form of a letter of credit]].  Tenant currently has no right to any future rent abatement under the Lease.

4.                                      Base rent is currently payable in the amount of $[              ] per month.

5.                                      Tenant is currently paying estimated payments of additional rent of $[              ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

6.                                      All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [              ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

7.                                      The Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or

K-1

offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [              ]].

8.                                      Tenant has no rights or options to purchase the Property.

9.                                      To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.

10.                               The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate.  The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], BMR-Rogers Street LLC, MBA-Rogers Street, LLC, BioMed Realty, L.P., BioMed Realty Trust, Inc., and any mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [        ] day of [              ], 20[    ].

MOMENTA PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:
Title:

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EXHIBIT L

CONTROL ZONE AREA

L-1

[LOGO]

EXHIBIT M

FORM OF GROUND LESSOR NDA

NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT (“Agreement”), made this      day of                             , 2013 between BMR-ROGERS STREET LLC, a Delaware limited liability company with offices at 17190 Bernardo Center Drive, San Diego, California (“Tenant”), MOMENTA PHARMACEUTICALS, INC., a Delaware corporation with offices at 675 West Kendall Street, Cambridge, Massachusetts (“Subtenant”) and MBA-ROGERS STREET, LLC, successor in interest to MBA-Cambridge, LLC and O&T Realty, LLC (“Ground Landlord”).

Background

A.           Tenant has entered into a certain ground lease dated March 30, 1999, as amended by that certain letter dated July 29, 1999 and that certain Agreement Regarding Arbitration and Lease Amendments dated December 15, 1999, and as such ground lease has been assigned pursuant to that certain Assignment and Assumption of Ground Lease dated as of April 4, 2007 (collectively, and as the same may have been further amended, supplemented or otherwise modified, the “Ground Lease”), with the Ground Lease covering, in part, the building known and numbered as 320 Bent Street, Cambridge, Massachusetts (the “Building”) which Building is located on Ground Landlord’s property described in Exhibit 1 attached hereto (the “Property”).  A notice of said Ground Lease is recorded with the Middlesex (South) Registry of Deeds in Book 31460, Page 4.

B.            Subtenant and Tenant have entered into a lease, a copy of which is attached as Exhibit 2 (the “Sublease”) (provided that a copy of the Sublease shall not be attached to any counterpart of this Agreement to be recorded at the Registry of Deeds) for portions of the basement, first floor and second floor and ancillary shaft and penthouse space on other floors of the Building (the “Premises”).

C.            Ground Landlord has been requested by Tenant and Subtenant to enter into a nondisturbance agreement with Subtenant.

AGREEMENT

NOW, THEREFORE in consideration of the promises and the mutual covenants hereinafter contained, the parties hereto mutually covenant and agree as follows:

1.             Ground Landlord consents to the execution and delivery of the Sublease. The provisions of this Agreement set forth in Sections 2, 3 and 4, below, shall take effect upon the Execution Date (as defined in the Sublease).

2.             Effective as of the Execution Date, if the Ground Lease shall terminate before the expiration of the then-current term of the Sublease, unless such termination results from condemnation or fire or other catastrophe, the Sublease, if then in existence, shall continue with the same force and effect as if Ground Landlord as lessor and Subtenant as lessee had entered into a lease for a term equal to the then unexpired term of the Sublease, as of the termination of the Ground Lease, containing the same terms, covenants and conditions as those contained in the Sublease (except as hereinafter provided), including the rights of renewal therein.

3.             Effective as of the Execution Date, any option which shall be or become vested in Subtenant to cancel the Sublease, because of default of Tenant, shall be ineffective unless Subtenant shall give Ground Landlord notice thereof, and Ground Landlord shall fail to cure such default within the time and in the manner Tenant would have been authorized to do had Tenant simultaneously received such notice.  The provisions of this Subsection shall apply to any default occurring before or after the Sublease goes into effect.

4.             Effective as of the Execution Date, from and after such termination of the Ground Lease and if Subtenant’s right of possession shall be preserved as aforesaid and Subtenant is not in default under the terms of the Sublease (beyond applicable notice and grace periods):

(a)        Subtenant will attorn as tenant to Ground Landlord, and Ground Landlord will accept such attornment.

(b)           Ground Landlord will have the same remedies by entry, action or otherwise for the nonperformance of any agreement contained in the Sublease for the recovery of rent, for the doing of any waste or for any cause of forfeiture, as Tenant had or would have had if the Ground Lease had not been terminated.

(c)           From and after the time of such attornment, Subtenant shall have the same remedies against Ground Landlord for the breach of an agreement contained in the Sublease that Subtenant might have had against Tenant if the Ground Lease had not been terminated, except that Ground Landlord shall not be (i) liable for any act or omission of Tenant, except to the extent such act or omission continues after term initiation of the Ground Lease, (ii) subject to any offsets or defenses which Subtenant might have against Tenant, except to the extent such offsets or defenses relate to matters continuing after termination of the Ground Lease, (iii) bound by any rent or additional rent paid more than one month in advance of its due date which Subtenant might have paid in advance to  Tenant, (iv) bound by any material amendment of the Sublease not consented to by Ground Landlord that results in a reduction in the amount of rent payable thereunder, or (v) liable for any security or tenant deposits held by or on behalf of any prior tenant (including Tenant) except to the extent actually received by Ground Landlord.

(d)           Ground Landlord and Subtenant will enter into an agreement supplemental hereto containing the same terms and conditions as those contained in the Sublease but with such changes as may be necessary by reason of the substitution of Ground Landlord in the place and stead of Tenant as lessor.

5.            The rights under this Agreement shall inure to the benefit of only Subtenant and those permitted assignees of Subtenant under the Sublease.

6.            The term “Ground Landlord” as used in this Agreement means only the owner for the time being of the Premises, so that in the event of any sale of the Premises the predecessor owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Ground Landlord hereunder provided that its successor assumes the same.  The provisions of this Agreement, however, shall bind any subsequent owner of the Premises.  The liability of Ground Landlord to Subtenant under this Agreement shall be limited to Ground Landlord’s interest in the Property and insurance, condemnation, and any sale proceeds therefrom.

7.             If any defaults by Tenant shall occur under the Ground Lease, then (a) Ground Landlord shall, when the delivery of written notice to Tenant of the same is required under the Ground Lease, deliver simultaneous written notice of any such default to Subtenant, and (b) subject to the further conditions hereof, Subtenant may, but shall be under no obligation to, make payments to cure the same, and in such event Ground Landlord shall accept any sums so tendered if tendered prior to the expiration of any grace period, but Ground Landlord shall not be obligated to accept any payment which would have the effect of waiving any claim for damages which Ground Landlord may at any time have against Tenant or its successors in interest unless the payment by Subtenant shall be of the entire amount of such claim for damages whether or not then accrued.

8.            Neither Subtenant nor its successors or assigns shall enter into any agreement which shall modify the rental terms of the Sublease without Ground Landlord’s prior written consent not to be unreasonably withheld or delayed.  Any agreement made in contravention to the provisions of this Section shall be of no force or effect as to Ground Landlord.

9.             Nothing in this Agreement contained shall be deemed or construed to modify any of the provisions of the Ground Lease as between Ground Landlord and Tenant or to waive any rights which Ground Landlord may now or hereafter have against Tenant by reason of the Ground Lease or anything connected therewith.

10.          If any lease or tenancy shall come into existence between Ground Landlord and Subtenant pursuant to the provisions of Section 2 or Section 4, the provisions of Section 6 shall apply to any liability imposed upon Ground Landlord by reason of such lease or tenancy.

11.          This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by all parties hereto or their respective successors in interest.

12.         The covenants and agreements herein contained shall apply to, inure to the benefit of and be binding upon the parties hereto and upon their respective successors in interest and legal representatives except as otherwise hereinbefore provided.

13.         This Agreement may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

Executed under seal as of the date first written above.

GROUND LANDLORD:	MBA-ROGERS STREET, LLC

By:
Name:
Title:

TENANT:	BMR-ROGERS STREET LLC

By:
Name:
Title:

SUBTENANT:	MOMENTA PHARMACEUTICALS, INC.

By:
Name:
Title:

EXHIBIT 1

PROPERTY

Parcel One:

A certain parcel of land situated in Cambridge, in Middlesex County and Common-wealth of Massachusetts, bounded and described as follows:

NORTHWESTERLY:                                                                       on Binney Street two hundred (200) feet, thence turning at right angles and running;

NORTHEASTERLY:                                                                          along land shown on the plan hereinafter mentioned as belonging to Associates Transport, Inc., two hundred (200) feet to a point on the private way shown as Rogers Street on the plan hereinafter mentioned; thence turning at right angles and running;

SOUTHEASTERLY:                                                                            on Rogers Street two hundred (200) feet to a point on Sixth Street; thence turning at right angles and running;

SOUTHWESTERLY:                                                                        on Sixth Street two hundred (200) feet to the point of beginning.

Containing 40,000 square feet and being the parcel of land shown on the plan entitled “Plan of Land in Cambridge, Mass.” dated August 8, 1945. William S. Crocker, C. E., said plan being duly recorded with Middlesex South Registry District Deeds, Book 6893, Page 509; and also being the parcel of land shown on a plan of land entitled “Plan of Land in Cambridge, Mass. Property of Industrial Stainless Steel Inc.” dated October 21, 1960, Schofield Brothers, Reg. Land Surveyors, said plan being duly recorded with Middlesex South Registry of Deeds as Plan Number 1664 of 1960 at Book 9706, Page End.

Parcel Two:

A certain parcel of land with the buildings thereon situated in said Cambridge, bounded and described as follows:

NORTHERLY:                                                                                                             by Rogers Street, three-hundred thirty-five and 27/100 (335.27) feet;

EASTERLY:                                                                                                                        by land now or formerly of Harry J. Dowd, two hundred and no/100 (200) feet;

SOUTHERLY:                                                                                                                      by Binney Street;

M-A-1

WESTERLY:                                                                                                                     by Fulkerson Street.

Parcels One and Two together comprise all of Lots A, B, C and D as shown on a plan of Land entitled “Plan Showing Sub-division of land in Cambridge, Massachusetts,” dated July 29, 1940, Wm. H. McGinness C. E., said plan being duly recorded with the Middlesex South Registry of Deeds as Plan Number 1052 of 1940, at Book 6445, Page 394.

M-A-2

EXHIBIT 2

SUBLEASE

See attached.

M-B-1

EXHIBIT N

ROOFTOP INSTALLATION AREA

N-1

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EXHIBIT O

675 KENDALL SPACE PLANS

O-1

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EXHIBIT P

VERTEX SUBLEASE PREMISES

P-1

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EXHIBIT Q

AVAILABLE ROFR SPACE

Q-1

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EXHIBIT R

GENERATOR PLANS

R-1

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